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Proxy Statement Table of Contents
Reference Guide

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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U.S. Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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one U.S. Bank

one

usbancorp

2017 Proxy Statement

March 7, 2017

Fellow Shareholders:

In my final full year as Chief Executive Officer of U.S. Bancorp, I am proud of our outstanding performance with record net income, earnings per common share, and revenue.

In a challenging calendar year where the environment was often unpredictable, we (once again) delivered industry-leading return on average assets (ROA), return on average equity (ROE), and efficiency ratio — number one in each metric compared to our peers. In addition, we returned 79 percent of our earnings for the year to shareholders through share buybacks and dividends, increasing our dividend nearly 10 percent.

It is the kind of consistent, predictable, and repeatable financial performance our shareholders have learned to expect from this company and this management team — and the kind of performance I expect under Andy Cecere's leadership when he succeeds me as CEO on the day of our annual meeting. Andy and I have partnered together for the past 10 years to lead this company, and he is one of the strongest and most capable leaders in the banking industry. The future is bright for our shareholders, customers, communities, and employees.

While we were generating industry-leading returns, we also made important investments in our long-term growth strategy, especially initiatives designed to improve our customers' banking experiences. As the economic environment improves, it is important that we stand ready to help our customers navigate their financial futures, and the investment choices we made throughout the year supported that focus.

U.S. Bank's outstanding performance in 2016 was not limited to its financial results. We have been recognized for leading the industry in a variety of measures that make us proud to come to work every day.

For the third year, in 2017 the Ethisphere Institute named U.S. Bank to its World's Most Ethical Companies® list. For the tenth year, the Ponemon Institute named U.S. Bank the Most Trusted Bank. For the ninth year, U.S. Bank received a perfect score in the Corporate Equality Index and was named a Best Place to Work by the Human Rights Campaign Foundation. For the sixth year, FORTUNE magazine named U.S. Bank the number one super regional bank. And for the first time, MONEY® magazine named U.S. Bank the Best Big Bank in the country.

We are proud of these achievements because they are a reflection of our committed employees and our culture. Our success in 2016 was a result of the superlative effort of our 70,000 employees working hard as "one U.S. Bank" to help our customers build financially secure futures — and we did it with ethics and integrity.

On a personal note, as I close the CEO chapter of my U.S. Bank career, let me assure you, the U.S. Bank story is just getting started. It's a story built on trust. I am also honored to remain as the Executive Chairman to ensure a smooth and seamless transition.

Trust was the most important word in the banking industry when I opened my teller window for the first time as an 18-year-old banker in 1976. Now, as I wind down my 41-year career as a banker, preserving, protecting, and nurturing trust is more important than ever for U.S. Bank and the entire banking industry. Every day, we will work hard to become the most trusted choice for our shareholders, customers, and communities.

Thank you for your continued trust in the U.S. Bank story.

Sincerely,

Richard K. Davis
 Chairman and Chief Executive Officer

March 7, 2017

Fellow Shareholders:

I am honored to have been elected by my fellow independent directors to serve as our Board's Lead Director, beginning in January 2017. As Lead Director, I am focused on the obligation of our Board to you, our shareholders, as well as to our regulators and the public. Our role is to bring an independent perspective in seeking to attain a high standard of governance and oversight.

This is a particularly exciting time to serve on our Board. After 10 years of exceptional service as Chief Executive Officer, Richard Davis will be passing the torch to Andy Cecere, our current President and Chief Operating Officer, on the date of our annual meeting. We welcomed Andy to the Board in January and are eager to see him assume his new executive responsibilities in April. Fortunately for us, we will continue to benefit from Richard's extensive experience, inspiration, and knowledge of our company and industry as he remains on the Board as Executive Chairman.

Andy has spent 31 years with U.S. Bancorp, including as the Vice Chairman of Wealth Management and Securities Services and then as Chief Financial Officer before taking on the COO role two years ago. During that time, he has distinguished himself by demonstrating tremendous intellect and business insight. All of us on the Board are confident that he is ready for the challenge, and I hope you will join us in congratulating him on this exciting opportunity.

Richard's time at U.S. Bancorp has spanned 24 years. We are grateful for the many contributions he has made to the company and the entire financial services industry during his career. His continued service on the Board after stepping down as CEO will ensure a seamless transition of leadership. We fully expect that this company will continue to deliver excellent financial results and to return capital to our investors, always making sure that this work is done responsibly and with the utmost integrity.

The attached proxy statement details the duties and responsibilities of the Lead Director and how they will intersect with the role of the Executive Chairman and management. These duties include approving the agenda for Board meetings, approving information sent from management to the Board, and meeting independently with representatives of various regulatory bodies that oversee our company and its operations, as well as other constituents as appropriate. I also chair executive sessions of the Board, have regular contact with our company's senior executives, and advise the chairs of our Board committees regarding the in-depth policy work those committees undertake.

It is a privilege to work with my fellow directors on behalf of our shareholders, and I look forward to continuing to serve you during 2017.

Sincerely,

David B. O'Maley
 Lead Director

800 Nicollet Mall
Minneapolis, Minnesota 55402
651.466.3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF U.S. BANCORP

Date and Time:	Tuesday, April 18, 2017, at 11:00 a.m., local time
Place:	Hilton Nashville Downtown Ballroom 121 Fourth Avenue South Nashville, TN 37201
Items of Business:	1.	The election of the 15 directors named in the proxy statement
	2.	The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2017 fiscal year
	3.	An advisory vote to approve the compensation of our executives disclosed in the proxy statement
	4.	An advisory vote on the frequency of future advisory votes on executive compensation
	5.	A shareholder proposal seeking the adoption of a policy requiring that the Chairman of the Board be an independent director
	6.	Any other business that may properly be considered at the meeting or any adjournment of the meeting
Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on February 21, 2017.
Voting by Proxy:
It is important that your shares be represented and voted at the meeting. You may vote your shares by Internet or telephone by no later than 11:59 p.m., Eastern time, on April 17, 2017 (or April 13, 2017, for shares held in the U.S. Bank 401(k) Savings Plan), as directed in the proxy materials. If you received a printed copy of the proxy materials, you may also complete, sign and return the enclosed proxy card or voting instruction form by mail. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. We encourage you to vote by Internet or telephone to reduce mailing and handling expenses.
Internet Availability of Proxy Materials:	Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 18, 2017: Our proxy statement and 2016 Annual Report are available at www.proxyvote.com.

By Order of the Board of Directors

Laura F. Bednarski
 Corporate Secretary

March 7, 2017

Proxy Statement Table of Contents

Proxy Statement Table of Contents

U.S. Bancorp 2017 Proxy Statement

Proxy Statement Highlights

Proxy Statement Highlights

This summary highlights information described in more detail elsewhere in the proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2017 Annual Meeting of Shareholders

Date and Time:	Tuesday, April 18, 2017, at 11:00 a.m. local time
Place:	Hilton Nashville Downtown Ballroom 121 Fourth Avenue South Nashville, TN 37201
Record Date:	February 21, 2017

Voting Matters and Board Recommendations

Proposal		Board Recommendation	For More Information

Proposal 1 —	The election of the 15 directors named in the proxy statement	"FOR" all nominees	Page 6

Proposal 2 —	The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2017 fiscal year	"FOR"	Page 65

Proposal 3 —	An advisory vote to approve the compensation of our executives disclosed in the proxy statement	"FOR"	Page 66

Proposal 4 —	An advisory vote on the frequency of future advisory votes on executive compensation	"ONE YEAR" option	Page 67

Proposal 5 —	A shareholder proposal seeking the adoption of a policy requiring that the Chairman of the Board be an independent director	"AGAINST"	Page 67

How to Cast Your Vote

The Board of Directors of U.S. Bancorp is soliciting proxies for use at the annual meeting of shareholders to be held on April 18, 2017, and at any adjournment or postponement of the meeting. The proxy materials were first made available to shareholders on or about March 7, 2017.

Your vote is important! Please cast your vote and play a part in the future of U.S. Bancorp.

Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:

Internet www.proxyvote.com	Telephone	Mail

The voting deadline is 11:59 p.m., Eastern time, on April 17, 2017 (or April 13, 2017, for shares held in the U.S. Bank 401(k) Savings Plan). For details on how to cast your vote, see "Questions and Answers about the Annual Meeting and Voting."

1	U.S. Bancorp 2017 Proxy Statement

Proxy Statement Highlights

Director Nominee Highlights

Name	Age	Director Since	Primary Occupation	Committee Memberships	Independent
Douglas M. Baker, Jr.	58	2008	Chairman and Chief Executive Officer, Ecolab Inc.	G (Chair), RM, E

Warner L. Baxter	55	2015	Chairman, President and Chief Executive Officer, Ameren Corporation	CP (Chair), A, E

Marc N. Casper	48	2016	President and Chief Executive Officer, Thermo Fisher Scientific Inc.	CP, CR

Andrew Cecere	56	2017	President and Chief Operating Officer, U.S. Bancorp	CP, RM	Incoming CEO

Arthur D. Collins, Jr.	69	1996	Retired Chairman and Chief Executive Officer, Medtronic, Inc.	C (Chair), G, E

Richard K. Davis	59	2006	Chairman and Chief Executive Officer, U.S. Bancorp	E (Chair), CP, RM	Current CEO

Kimberly J. Harris	52	2014	President and Chief Executive Officer, Puget Energy, Inc. and Puget Sound Energy, Inc.	CR (Chair), G, E

Roland A. Hernandez	59	2012	Founding Principal and Chief Executive Officer, Hernandez Media Ventures	A (Chair), CR, E

Doreen Woo Ho	69	2012	Commissioner, San Francisco Port Commission	CP, RM

Olivia F. Kirtley	66	2006	Business Consultant	RM (Chair), C, E

Karen S. Lynch	54	2015	President, Aetna Inc.	A, CR

David B. O'Maley Lead Director	70	1995	Retired Chairman, President and Chief Executive Officer, Ohio National Mutual Holdings, Inc. and Ohio National Financial Services, Inc.	C, G, E

O'dell M. Owens, M.D., M.P.H.	69	1991	President and Chief Executive Officer, Interact for Health	CP, C

Craig D. Schnuck	68	2002	Former Chairman and Chief Executive Officer, Schnuck Markets, Inc.	G, RM

Scott W. Wine	49	2014	Chairman and Chief Executive Officer, Polaris Industries Inc.	A, C

A	Audit Committee	G	Governance Committee
CP	Capital Planning Committee	RM	Risk Management Committee
CR	Community Reinvestment and Public Policy Committee	E	Executive Committee
C	Compensation and Human Resources Committee

U.S. Bancorp 2017 Proxy Statement	2

Proxy Statement Highlights

Compensation Highlights

Our Executive Compensation Program Aligns Executives' and Shareholders' Interests

Our Compensation Program Also Contains Prudent Risk-Management Features

  ▶
  We use a formal process to assess executive officers' sensitivity to risk, which may result in downward adjustments to annual cash incentive payouts.

  ▶
  We include provisions in our equity award agreements that allow for cancellation of all or a portion of the vesting of the awards if an executive demonstrates insensitivity to risk.

  ▶
  We have a "clawback" policy that allows us to recoup annual cash incentive payments attributable to incorrectly reported earnings.

3	U.S. Bancorp 2017 Proxy Statement

Proxy Statement Highlights

Corporate Performance Highlights

We Have Consistently Outpaced Our Peers in Return on Tangible Common Equity1

1.
Source: Company reports. The peer companies included in this chart are listed under the heading "Peer Group Composition" on page 43. See Non-GAAP Financial Measures on page 79.

We Built on Our Solid Foundation for a Strong Performance in 2016

We Are Well Positioned for Continued Success

  ▶
  Our revenue growth for 2016 (compared to 2015) was in the top half of our peer group, and in the top third when adjusted for large acquisitions.

  ▶
  We have maintained the highest debt ratings of any bank among our peers and among the highest of any bank in the world, reflecting the rating agencies' recognition of our strong, consistent financial performance, the quality of our balance sheet, our future earnings capacity and strong management team.

  ▶
  We continued to make investments to position our businesses for long-term growth, to protect our strong market positions and to accelerate innovation for the benefit of our customers and shareholders.

Please see the Compensation Discussion and Analysis section of this Proxy Statement and our 2016 Annual Report on Form 10-K for more information about our corporate performance in 2016.

U.S. Bancorp 2017 Proxy Statement	4

Proxy Statement Highlights

Governance Highlights
Board Independence
▶
Strong Lead Director Position:  Our independent directors elect from among their ranks a Lead Director, who has broad authority and responsibility over Board governance and operation.

▶
Key Committees Independent:  Independent directors comprise 100% of each of the Audit, Compensation and Human Resources, and Governance Committees.

▶
Regular Executive Sessions:  The full Board and its standing committees each meet in executive session on a regular basis without members of management present.
Board Accountability
▶
Majority Voting:  Our directors are elected annually by a majority of votes cast in uncontested elections. All nominees submit a contingent resignation in writing, which would become effective if the director failed to receive a majority of votes cast and the Board accepted the resignation.

▶
Board Not Classified:  All of our directors are elected annually.
Shareholder Rights and Engagement
▶
Proxy Access:  A shareholder or group of up to 20 shareholders that has held at least 3% of our company's stock for at least three years is able to nominate directors to fill up to 20% of the Board seats (but at least two directors).

▶
Special Meeting:  Holders of at least 25% of our stock are able to call a special meeting of shareholders.

▶
No Poison Pill:  Our company does not maintain a shareholder rights plan.

▶
Shareholder Outreach:  Each year we reach out to many of our largest institutional investors and invite them to provide us feedback on corporate governance and executive compensation issues.
Board Effectiveness
▶
Board, Committee and Individual Evaluations:  The Governance Committee annually conducts rigorous Board assessments, including evaluations of committees and individual directors.

▶
Overboarding Restrictions:  A director may not serve on more than three other boards of public companies in addition to ours, unless the Board determines that the director's service to our Board would not be impaired.

▶
Retirement Policy:  Our Board does not have a rigid retirement policy but instead evaluates for appropriateness the continued service of a director when he or she reaches the age of 72.

▶
Meeting Attendance:  Directors are expected to attend all meetings of the Board and the committees on which they serve and all annual meetings of shareholders. The average Board and committee meeting attendance rate of all directors in 2016 was 99%, and all directors attended the 2016 annual meeting.
Director/Shareholder Alignment
▶
Stock Ownership:  Each non-employee director is expected to hold stock equal to five times the annual cash retainer.

▶
No Hedging or Pledging:  Like our executive officers, our directors are prohibited from holding our company's securities in a margin account or otherwise pledging those securities as collateral for a loan and from engaging in any hedging transactions involving the company's securities.

5	U.S. Bancorp 2017 Proxy Statement

Proposal 1 — Election of Directors

Proposal 1 — Election of Directors

Our Board of Directors currently has 15 members, and directors are elected annually to one-year terms. All of our current directors have been nominated for election by the Board to hold office until the 2018 annual meeting and the election of their successors.

All of the nominees currently serve on our Board, and each of them has previously been elected by the shareholders except for Andrew Cecere. Mr. Cecere was elected to the Board in January 2017, in connection with his appointment to begin serving as Chief Executive Officer on April 18, 2017. The Board has determined that, except for Richard K. Davis and Andrew Cecere, each nominee for election as a director at the annual meeting is independent from U.S. Bancorp as discussed later in this proxy statement under "Corporate Governance — Director Independence."

Director Selection and Qualifications

Director Nominee Selection Process

The selection process for first-time director candidates includes the following steps:

  ▶
  identification of candidates by the Governance Committee based upon information provided by a director search firm, suggestions from current directors and executive officers, or recommendations received from shareholders;

  ▶
  interviews of candidates by the Lead Director and other directors;

  ▶
  reports to the Board by the Governance Committee on the selection process;

  ▶
  recommendations by the Governance Committee; and

  ▶
  election by the Board or formal nomination by the Board for inclusion in the slate of directors at the annual meeting.

Director candidates recommended by shareholders are given the same consideration as candidates suggested by a search firm, directors or executive officers. A shareholder seeking to recommend a prospective candidate for the Governance Committee's consideration should submit the candidate's name and sufficient written information about the candidate to permit a determination by the Governance Committee whether the candidate meets the director selection criteria set forth below and in our Corporate Governance Guidelines. Recommendations should be sent to the Chair of the Governance Committee in care of the Corporate Secretary of U.S. Bancorp at the address listed on page 77 of this proxy statement.

Director Qualification Standards

We will only consider individuals as candidates for director who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director of U.S. Bancorp, the Governance Committee will also consider other criteria, including:

  ▶
  current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization;

  ▶
  business and financial expertise;

  ▶
  experience as a director of a public company;

  ▶
  diversity of gender, ethnicity, viewpoints, background, experience and other demographic factors;

  ▶
  independence;

  ▶
  ability to work in a collegial manner with persons of different education, business and cultural backgrounds;

  ▶
  possession of skills and expertise that complement the attributes of the existing directors; and

  ▶
  freedom from conflicts of interest.

U.S. Bancorp 2017 Proxy Statement	6

Proposal 1 — Election of Directors

For incumbent directors, the Governance Committee also considers the director's attendance, participation in the work of the Board and overall contribution to the Board. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively. Additionally, one or more of our directors serving on the Audit Committee must possess the education or experience required to qualify as an audit committee financial expert, as defined under the rules of the Securities and Exchange Commission ("SEC"), and one or more of our directors serving on the Risk Management Committee must have experience identifying, assessing and managing the risk exposures of large, complex financial firms, in accordance with rules promulgated by the Federal Reserve Board.

2017 Nominees for Director

Our Governance Committee continuously assesses the evolving opportunities and challenges facing our company in order to align the Board's composition with the company's leadership needs. When nominating incumbent and new directors, our Governance Committee considers, among other things:

  ▶
  Business Experience:  Our Governance Committee considers the balance of business experience represented on the Board. Many of our directors have had experience as a chief executive officer of a large publicly held or private corporation. This background provides experience in risk assessment, corporate governance matters and interaction between management and the board of directors. It also provides experience in general management of large organizations, and oversight of finance, marketing, and execution of corporate strategy. Many of our directors have current or recent experience as a director of another large publicly held or private company, which also provides valuable experience in addressing complex governance and business issues relevant to our company.

  ▶
  Diversity:  Our Governance Committee regularly reviews the composition of the Board in light of the backgrounds, industries, skills, professional experience, geographic communities, gender, race, ethnicity and other personal qualities and attributes represented by our current members. The Governance Committee also reviews Board self-evaluations and information with respect to the business and professional expertise represented by current members in order to identify any specific skills and backgrounds desirable in future Board members. The Governance Committee incorporates this broad view of diversity into its director nomination process by taking into account all of the above factors when evaluating and recommending director nominees to serve on the Board to ensure that the Board's composition as a whole appropriately reflects the current and anticipated needs of the Board and the company. In implementing this practice, the Governance Committee may place more emphasis on attracting or retaining directors with certain specific skills or experience, such as industry, regulatory, risk management, public policy, accounting or financial expertise, depending on the business strategy and environment and the composition of the Board at the time.

  ▶
  Tenure:  Our Governance Committee also believes that it is important to maintain a balance of tenure on the Board, in order to benefit from the business, industry and governance experience of longer-serving directors; the fresh perspectives contributed by new directors; and the value of continuity as Board composition changes. Our Governance Committee approaches its task of recommending candidates for election or re-election with the goal of having a mix of directors with long, medium and short tenures on the Board. Our Board has experienced a measured rate of refreshment in recent years, which the Governance Committee believes is appropriate for our Board and company at this time.

Each of our director nominees meets the qualification standards described above and in our Corporate Governance Guidelines and has agreed to serve as a director if elected. Proxies may not be voted for more than 15 directors. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors that are nominated for election. In addition, as described below under "Corporate Governance — Majority Vote Standard for Election of Directors," each of the nominees has tendered his or her contingent resignation as a director in accordance with our Corporate Governance Guidelines to be effective if he or she fails to receive the required vote for election to the Board and the Board accepts the tendered resignation.

7	U.S. Bancorp 2017 Proxy Statement

Proposal 1 — Election of Directors

Included below is certain information that the director nominees have provided as well as additional information that the Board considered in nominating them. Board service dates listed include service as directors of U.S. Bancorp's predecessor companies.

Douglas M. Baker, Jr. Director since 2008 Committees ▶ Chair, Governance ▶ Risk Management ▶ Executive	Business Experience: Mr. Baker, 58, is the Chairman and Chief Executive Officer of Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial and energy markets. He has served as Chairman since May 2006 and Chief Executive Officer since July 2004. He served as President of Ecolab from 2002 until 2011. He joined Ecolab in 1989 and held various leadership positions within the company before being named President and Chief Operating Officer in 2002.

Other Directorships:

▶

Ecolab Inc. since 2004 (Chairman; Safety, Health and Environment Committee)

▶

Target Corporation since 2013 (Lead Director; Nominating and Governance Committee Chair; Risk and Compliance Committee)

Skills and Qualifications:

▶

Chief Executive Experience: Mr. Baker provides the valuable perspective gained from leading a company through the current economic and corporate governance environment as the CEO of an S&P 500 industrial company with global operations.

▶

Corporate Governance: Mr. Baker's experience leading public company boards, including as Chairman of Ecolab and Lead Director of Target, provides valuable corporate governance expertise to our Board.

Warner L. Baxter Director since 2015 Committees ▶ Chair, Capital Planning ▶ Audit ▶ Executive	Business Experience: Mr. Baxter, 55, is the Chairman, President and Chief Executive Officer of Ameren Corporation, a regulated electric and gas utility company serving customers in Missouri and Illinois. He has served in these positions since 2014. Mr. Baxter served as Chairman, President and Chief Executive Officer of Ameren Missouri from 2009 to 2014 and as Executive Vice President and Chief Financial Officer of Ameren Corporation from 2003 to 2009. In addition, he also served as President and Chief Executive Officer of Ameren Services from 2007 to 2009.

Other Directorships:

▶

Ameren Corporation since 2014 (Chairman)

▶

UMB Financial Corporation from 2013 to 2015

Skills and Qualifications:

▶

Chief Executive Experience: Mr. Baxter's experience as a current CEO of a Fortune 500 company provides valuable leadership insight to the Board.

▶

Financial Reporting and Accounting: Through his past experience as the Chief Financial Officer and Controller of a large publicly-traded company, Mr. Baxter brings extensive financial reporting and accounting expertise to our Board.

▶

Regulated Industry Expertise: As the current President and CEO of a company in a highly regulated industry, Mr. Baxter provides valuable perspective on regulatory and business challenges facing our company.

▶

Risk Management: As the current President and CEO of a company in a critical infrastructure industry, Mr. Baxter brings valuable risk management expertise to our Board of Directors.

U.S. Bancorp 2017 Proxy Statement	8

Proposal 1 — Election of Directors

Marc N. Casper Director since 2016 Committees ▶ Capital Planning ▶ Community Reinvestment and Public Policy	Business Experience: Mr. Casper, 48, is the President and Chief Executive Officer of Thermo Fisher Scientific Inc., a leader in life sciences and healthcare technologies. He has served as President and Chief Executive Officer since 2009. He served as Executive Vice President and Chief Operating Officer from 2008 to 2009 and Executive Vice President of Thermo Fisher and President of its Analytical Technologies business from 2006 to 2008. He joined Thermo Electron Corporation, a predecessor to Thermo Fisher Scientific, in 2001 and held various leadership positions within that company before being named Executive Vice President of Thermo Fisher in 2006.

Other Directorships:

▶

Thermo Fisher Scientific Inc. since 2009

▶

Zimmer Holdings, Inc. from 2009 to 2013

Skills and Qualifications:

▶

Chief Executive Experience: Mr. Casper's experience as the CEO of a large life sciences and healthcare technologies company gives him broad and valuable leadership experience.

▶

Regulated Industry Expertise: Mr. Casper's experience as the leader of a company in a heavily regulated industry gives him valuable insight on regulatory challenges.

Andrew Cecere Director since 2017 Committees ▶ Capital Planning ▶ Risk Management	Business Experience: Mr. Cecere, 56, is the President and Chief Operating Officer of U.S. Bancorp. He has served in this position since January 2016 and as Vice Chairman and Chief Operating Officer from January 2015 until January 2016. From February 2007 until January 2015, Mr. Cecere served as U.S. Bancorp's Vice Chairman and Chief Financial Officer. Until that time, he served as Vice Chairman, Wealth Management and Securities Services of U.S. Bancorp since the merger of Firstar Corporation and U.S. Bancorp in February 2001. Previously, he had served as an executive officer of the former U.S. Bancorp, including as Chief Financial Officer from May 2000 through February 2001. Mr. Cecere has been elected by the Board to serve as Chief Executive Officer of U.S. Bancorp, effective April 18, 2017.

Other Directorships:

▶

Donaldson Company, Inc. since 2013 (Audit Committee)

Skills and Qualifications:

▶

Financial Reporting and Accounting: Through his service on the audit committee of a public company, as well as his past experience as Chief Financial Officer of U.S. Bancorp, Mr. Cecere brings valuable financial reporting and accounting expertise to our Board.

▶

Financial Services Industry Expertise: Mr. Cecere has deep expertise in the financial services industry, gained through a career of more than 30 years at U.S. Bancorp.

▶

Risk Management: Mr. Cecere brings to our Board valuable risk management expertise gained through his work as Chief Financial Officer and then Chief Operating Officer of U.S. Bancorp during the challenging regulatory and market environment of recent years.

9	U.S. Bancorp 2017 Proxy Statement

Proposal 1 — Election of Directors

Arthur D. Collins, Jr. Director since 1996 Committees ▶ Chair, Compensation and Human Resources ▶ Governance ▶ Executive	Business Experience: Mr. Collins, 69, is the retired Chairman and Chief Executive Officer of Medtronic, Inc., a leading medical device and technology company. Mr. Collins served as Chairman of Medtronic from 2002 until August 2008 and Chief Executive Officer from 2002 until August 2007. Mr. Collins served as President of Medtronic from 1996 to 2002 and also as Chief Operating Officer from 1994 to 2002. Since April 2009, Mr. Collins has acted as a senior advisor for Oak Hill Capital Partners, which manages a private equity portfolio of over $8 billion of private equity capital and over $20 billion of investment capital. He is also a managing partner of Acorn Advisors, LLC, which provides consulting services to nonprofit organizations.

Other Directorships:

▶

Cargill, Incorporated since 2000 (Human Resources Committee Chair; Governance, Audit and Executive Committees)

▶

The Boeing Company since 2007 (Compensation Committee Chair; Governance, Organization and Nominating Committee)

▶

Arconic Inc. (formerly Alcoa Inc.) since 2010 (Compensation and Benefits Committee Chair)

Skills and Qualifications:

▶

Chief Executive Experience: Mr. Collins's experience as CEO of Medtronic gives him a broad perspective on a variety of complex business and financial issues that is valuable in his service on our Board.

▶

Corporate Governance: Mr. Collins's experience on the boards of several large public companies has given him significant corporate governance expertise.

▶

Regulated Industry Expertise: Mr. Collins gained extensive regulated industry expertise through his service as Chairman and CEO of a medical device and technology company.

Richard K. Davis Director since 2006 Chairman Committees ▶ Chair, Executive ▶ Capital Planning ▶ Risk Management	Business Experience: Mr. Davis, 59, is Chairman and Chief Executive Officer of U.S. Bancorp. He has served as Chairman since December 2007 and as Chief Executive Officer since December 2006. He also served as President from October 2004 until January 2016 and was the Chief Operating Officer of U.S. Bancorp from October 2004 until December 2006. Mr. Davis has held management positions with our company since joining Star Banc Corporation, one of our predecessors, as Executive Vice President in 1993. Mr. Davis will step down as Chief Executive Officer of U.S. Bancorp, effective April 18, 2017, but will continue serving as Chairman of the Board.

Other Directorships:

▶

Xcel Energy Inc. since 2006 (Governance Committee Chair; Finance Committee)

▶

The Dow Chemical Company since 2015 (Audit Committee)

Skills and Qualifications:

▶

Chief Executive Experience: As Chairman and CEO of U.S. Bancorp, Mr. Davis brings to all Board discussions and deliberations deep knowledge of the company and its business.

▶

Financial Services Industry Expertise: Mr. Davis brings to the Board extensive leadership experience and industry knowledge gained as Chairman of the Financial Services Roundtable, as Chairman of The Clearing House, and as representative for the Ninth District of the Federal Reserve, where he served on its Financial Advisory Committee.

▶

Regulated Industry Expertise: Mr. Davis's prior service as Lead Director of the Xcel Energy board of directors broadens his experience in overseeing management in an industry subject to extensive regulation.

▶

Risk Management: Mr. Davis brings valuable risk management expertise to our Board through his experience leading a large financial services company through the current risk environment, as well as through his past leadership of the Board of Directors of Xcel Energy, a company in a critical infrastructure industry.

U.S. Bancorp 2017 Proxy Statement	10

Proposal 1 — Election of Directors

Kimberly J. Harris Director since 2014 Committees ▶ Chair, Community Reinvestment and Public Policy ▶ Governance ▶ Executive	Business Experience: Ms. Harris, 52, is the President and Chief Executive Officer of Puget Energy, Inc., an energy services holding company, and its subsidiary Puget Sound Energy, Inc., a utility company providing electric and natural gas service in the northwest United States. She has served in these positions since March 2011. Ms. Harris served as President of Puget Energy and Puget Sound Energy from July 2010 through February 2011 and as Executive Vice President and Chief Resource Officer from May 2007 until July 2010. Ms. Harris served as Senior Vice President Regulatory Policy and Energy Efficiency of these companies from 2005 until May 2007.

Other Directorships:

▶

Puget Energy,  Inc. and Puget Sound Energy, Inc. since 2011

Skills and Qualifications:

▶

Chief Executive Experience: Ms. Harris's experience as a current CEO provides valuable leadership perspective to our Board of Directors gained by leading a large company through the current economic and regulatory environment.

▶

Regulated Industry Expertise: Ms. Harris's experience as the leader of a company in a heavily regulated industry gives her valuable expertise in managing a complex business in the context of an extensive regulatory regime.

▶

Risk Management: As the current President and CEO of a company in a critical infrastructure industry, Ms. Harris brings valuable risk management experience to our Board of Directors.

Roland A. Hernandez Director since 2012 Committees ▶ Chair, Audit ▶ Community Reinvestment and Public Policy ▶ Executive	Business Experience: Mr. Hernandez, 59, is the Founding Principal and Chief Executive Officer of Hernandez Media Ventures, a privately held company engaged in the acquisition and management of media assets. He has served in this capacity since January 2001. Mr. Hernandez served as Chairman of Telemundo Group, Inc., a Spanish-language television and entertainment company, from 1998 to 2000 and as President and Chief Executive Officer from 1995 to 2000.

Other Directorships:

▶

MGM Resorts International since 2002 (Lead Director; Audit and Corporate and Social Responsibility Committees)

▶

Vail Resorts,  Inc. since 2002 (Lead Director; Nominating and Governance Committee Chair; Executive and Audit Committees)

▶

Belmond Ltd. (formerly Orient Express Hotels Ltd.) since 2013 (Chairman)

▶

Sony Corporation from 2008 to 2013

▶

The Ryland Group, Inc. from 2001 to 2012

▶

Lehman Brothers Holdings, Inc. from 2005 to 2012

Skills and Qualifications:

▶

Chief Executive Experience: As the Founding Principal and CEO of Hernandez Media Ventures and the former Chairman, President and CEO of a television and entertainment company, Mr. Hernandez has gained business expertise that is particularly relevant to a major consumer bank such as U.S. Bank.

▶

Corporate Governance: As the Chairman or Lead Director of three public companies, Mr. Hernandez brings to our Board significant expertise in current corporate governance issues and practices.

▶

Financial Reporting and Accounting: With his extensive past and current experience on the audit committees of the boards of four public companies, Mr. Hernandez brings broad financial reporting and accounting expertise to our Board.

11	U.S. Bancorp 2017 Proxy Statement

Proposal 1 — Election of Directors

Doreen Woo Ho Director since 2012 Committees ▶ Capital Planning ▶ Risk Management	Business Experience: Ms. Woo Ho, 69, is a Commissioner of the San Francisco Port Commission, the governing board responsible for the San Francisco, California, waterfront adjacent to San Francisco Bay. She has served on the Port Commission since May 2011 and served as President from 2012 to 2014. Ms. Woo Ho served as President and Chief Executive Officer of United Commercial Bank, a California commercial bank, from September 2009 to November 2009. She served as President of Community Banking at United Commercial from January 2009 to September 2009. Ms. Woo Ho served as Executive Vice President responsible for Enterprise Marketing, Student Loans and Corporate Trust, at Wells Fargo & Company, a diversified financial services company, in 2008. She served as President of the Consumer Credit Group of Wells Fargo from 1998 to 2007. Ms. Woo Ho was also a member of the Wells Fargo Management Committee from 1999 to 2008.

Other Directorships:

▶

Hercules Capital, Inc. since 2016 (Compensation Committee)

Skills and Qualifications:

▶

Financial Services Industry Expertise: Ms. Woo Ho's over 35 years of commercial and consumer banking experience brings valuable industry experience and knowledge to our Board.

▶

Risk Management: Through her experience as a senior leader in the banking industry, Ms. Woo Ho brings experience identifying, assessing and managing risk exposures of large, complex financial firms.

Olivia F. Kirtley Director since 2006 Committees ▶ Chair, Risk Management ▶ Compensation and Human Resources ▶ Executive	Business Experience: Ms. Kirtley, 66, a Certified Public Accountant and Chartered Global Management Accountant, has served as a business consultant on strategic, risk and corporate governance issues since 2000. She also served as the President of the International Federation of Accountants (IFAC), the global organization for the accountancy profession which facilitates the establishment of international auditing, ethics and education standards, from 2014 to 2016, and as Deputy President of IFAC from 2012 to 2014. Prior to 2000, she served as a senior manager at a predecessor to auditing firm Ernst & Young LLP, and as Treasurer, Vice President and Chief Financial Officer at Vermont American Corporation.

Other Directorships:

▶

Res-Care, Inc. since 1998 (Audit Committee Chair; Governance & Nominating Committee)

▶

Papa Johns International, Inc. since 2003 (Lead Director; Compensation Committee)

▶

Randgold Resources Ltd. since 2017 (Remuneration Committee)

Skills and Qualifications:

▶

Corporate Governance: Ms. Kirtley brings to our Board a deep understanding of a wide range of current governance issues gained by her work as a corporate governance consultant and a faculty member of The Conference Board Directors' Institute.

▶

Financial Reporting and Accounting: Ms. Kirtley's expertise in her field has been recognized in her past service as President of IFAC, as well as her past service as Chair of the American Institute of Certified Public Accountants (AICPA) and Chair of the AICPA Board of Examiners.

▶

Risk Management: Ms. Kirtley gained extensive audit, financial reporting, and risk management experience as the Chief Financial Officer of an international company and as a CPA at a large international accounting firm.

U.S. Bancorp 2017 Proxy Statement	12

Proposal 1 — Election of Directors

Karen S. Lynch Director since 2015 Committees ▶ Audit ▶ Community Reinvestment and Public Policy	Business Experience: Ms. Lynch, 54, is the President of Aetna Inc., a diversified health care benefits company. She has served as President since 2014. She served as Executive Vice President of Aetna's Local and Regional business from 2013 to 2014 and Executive Vice President of Aetna's Specialty Products business from 2012 to 2013. Ms. Lynch served as President of Magellan Health Services Inc., a health care management company, from 2009 to 2012. Prior to joining Magellan Health, she served in various leadership roles at Cigna Corporation, a global health insurance service company, from 1999 to 2009. Ms. Lynch began her career as a Certified Public Accountant at auditing firm Ernst & Young LLP.

Skills and Qualifications:

▶

Financial Reporting and Accounting: Ms. Lynch's past experience as a CPA and public company auditor provides valuable financial reporting and accounting expertise to our Board.

▶

Financial Services Industry Expertise: Ms. Lynch's over 24 years of insurance industry experience provides her with valuable financial services industry expertise.

▶

Risk Management: Ms. Lynch contributes valuable risk management expertise in the financial services industry through her experience leading a large health care benefits company.

David B. O'Maley Director since 1995 Lead Director Committees ▶ Compensation and Human Resources ▶ Governance ▶ Executive	Business Experience: Mr. O'Maley, 70, is the retired Chairman, President and Chief Executive Officer of Ohio National Mutual Holdings, Inc. and its subsidiary Ohio National Financial Services, Inc., an intermediate insurance holding company that markets insurance and financial products through its affiliates, including The Ohio National Life Insurance Company. Mr. O'Maley served as Executive Chairman of these companies from November 2010 to May 2012 after serving as Chairman, President and Chief Executive Officer of Ohio National Mutual Holdings and Ohio National Financial Services from 1994 until November 2010. He joined Ohio National in 1992.

Skills and Qualifications:

▶

Chief Executive Experience: Mr. O'Maley's experience as the CEO of a large, complex company provides leadership and management expertise to our Board.

▶

Financial Services Industry Expertise: As the retired Chairman, President and CEO of a large financial services company, Mr. O'Maley brings to our Board discussions expertise in managing regulatory and business challenges facing financial services companies.

▶

Risk Management: Mr. O'Maley brings valuable risk management expertise to our Board through his experience leading a large financial services company.

13	U.S. Bancorp 2017 Proxy Statement

Proposal 1 — Election of Directors

O'dell M. Owens, M.D., M.P.H. Director since 1991 Committees ▶ Capital Planning ▶ Compensation and Human Resources	Business Experience: Dr. Owens, 69, is the President and Chief Executive Officer of Interact for Health, a regional health and wellness company, and has served in this role since October 2016. He previously served as the Interim Health Commissioner and Medical Director for the Cincinnati Health Department from November 2015 to October 2016 and as the President of Cincinnati State Technical and Community College, an institution of higher education, from September 2010 until September 2015. Dr. Owens has been a member of the Federal Reserve Bank of Cleveland's Cincinnati Business Advisory Council since 2012. He has also been providing services as an independent consultant in medicine, business, education and work-site employee benefits since 2001 and served as the President and Chairman of the Board for Project GRAD (Graduation Really Achieves Dreams), a national non-profit organization formed to improve inner-city education, from 2001 until 2015. From 2004 to 2010, Dr. Owens also served as Coroner of Hamilton County, Ohio.

Skills and Qualifications:

▶

Community Leadership: Through his experience in public service leadership roles and as the President and Chairman of Project GRAD, Dr. Owens brings a unique perspective to our Board by combining business expertise and leadership with a strong focus on community service and public policy.

Craig D. Schnuck Director since 2002 Committees ▶ Governance ▶ Risk Management	Business Experience: Mr. Schnuck, 68, is the former Chairman and Chief Executive Officer of Schnuck Markets, Inc., a regional supermarket chain. He was elected President of Schnuck Markets in 1984 and served as Chief Executive Officer from 1989 until January 2006. He also served as Chairman from January 1991 until December 2006. Mr. Schnuck continued to be active in the Schnuck Markets business as Chair of its Executive Committee from 2007 until 2014 and was named Chairman Emeritus in 2014.

Skills and Qualifications:

▶

Chief Executive Experience: Mr. Schnuck brings to our company substantial leadership experience gained as the long-serving Chairman, CEO and Chair of the Executive Committee of a large, regional food retailer.

▶

Consumer Business Expertise: In addition to leading a large consumer goods business, Mr. Schnuck also served for nine years on the board of governors of the Uniform Code Council, the agency that oversees his industry's most fundamental technologies, serving as Chairman for two terms. This work has given him additional insight into technological innovation in retail business, which is an important focus in various U.S. Bancorp business lines.

U.S. Bancorp 2017 Proxy Statement	14

Proposal 1 — Election of Directors

Scott W. Wine Director since 2014 Committees ▶ Audit ▶ Compensation and Human Resources	Business Experience: Mr. Wine, 49, is the Chairman and Chief Executive Officer of Polaris Industries Inc., a worldwide manufacturer and marketer of innovative high-performance motorized products. He has served as Chairman since 2013, and Chief Executive Officer since 2008. Mr. Wine served as President of Fire Safety Americas, a division of United Technologies Corporation, from 2007 to 2008. Prior to that time, Mr. Wine held various senior leadership positions at Danaher Corporation and Honeywell International, Inc. from 1996 to 2007.

Other Directorships:

▶

Polaris Industries Inc. since 2008 (Technology Committee)

▶

Terex Corporation since 2011 (Compensation and Governance and Nominating Committees)

Skills and Qualifications:

▶

Chief Executive Experience: Mr. Wine's experience as the Chairman and CEO of a large international manufacturing company gives him broad and valuable experience in a business focused on growing operations within domestic and overseas markets.

▶

Consumer Business Expertise: Mr. Wine contributes to the Board a current perspective on retail business gained from his leadership of a consumer-focused company.

FOR

  The Board of Directors recommends a vote "FOR" election of the 15 director nominees to serve until the next annual meeting and the election of their successors.

Corporate Governance

Our Board of Directors and management are dedicated to exemplary corporate governance. Good corporate governance is vital to our continued success. Our Board of Directors has adopted Corporate Governance Guidelines to provide a corporate governance framework for our directors and management to effectively pursue our objectives for the benefit of our shareholders. The Board reviews and updates these guidelines and the charters of the Board committees at least annually in response to evolving best practices and the results of annual Board and committee evaluations. Our Corporate Governance Guidelines, as well as our Code of Ethics and Business Conduct, can be found at www.usbank.com by clicking on "About U.S. Bank" and then "Corporate Governance" and then, as applicable, "Corporate Governance Guidelines" or "Code of Ethics."

Director Independence

Our Board of Directors has determined that each of the following directors, comprising all of our non-employee directors, has no material relationship with U.S. Bancorp and is independent: Douglas M. Baker, Jr., Warner L. Baxter, Marc N. Casper, Arthur D. Collins, Jr., Kimberly J. Harris, Roland A. Hernandez, Doreen Woo Ho, Olivia F. Kirtley, Karen S. Lynch, David B. O'Maley, O'dell M. Owens, M.D., M.P.H., Craig D. Schnuck and Scott W. Wine. Richard K. Davis and Andrew Cecere are not independent because both are currently executive officers of U.S. Bancorp.

15	U.S. Bancorp 2017 Proxy Statement

Corporate Governance

Our Board has adopted a set of standards in our Corporate Governance Guidelines to assist it in assessing the independence of each of our non-employee directors. A director of U.S. Bancorp who meets the independence qualifications of the New York Stock Exchange (the "NYSE") listing standards may be deemed "independent" by the Board of Directors after consideration of the relationships between U.S. Bancorp or any of our affiliates and the director or any of his or her immediate family members or other related parties. Our Board deems the following relationships to be categorically immaterial such that they will not, by themselves, affect an independence determination:

  ▶
  a relationship between our company and an organization of which the director or a member of his or her immediate family is an executive officer if that role does not constitute that person's principal occupation;

  ▶
  an ordinary banking relationship for services readily available from other large financial institutions;

  ▶
  employment by our company of a member of the director's immediate family if that person's annual compensation does not exceed $120,000; and

  ▶
  a relationship between our company and an organization with which the director or a member of his or her immediate family is affiliated if (a) the relationship arises in the ordinary course of both parties' operations and (b) the aggregate annual amount involved does not exceed $120,000.

The only relationship between U.S. Bancorp and our directors or the directors' related interests that was considered by the Board when assessing the independence of our non-employee directors is the relationship between U.S. Bancorp and Schnuck Markets, Inc., a corporation with which our director Craig D. Schnuck is affiliated. The Board determined that this relationship, which is described later in this proxy statement under the heading "Certain Relationships and Related Transactions — Related Person Transactions," did not impair Mr. Schnuck's independence because the amounts involved are immaterial to Schnuck Markets' gross revenues and the relationship had no unique characteristics that could influence Mr. Schnuck's impartial judgment as a director of U.S. Bancorp.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Capital Planning, Community Reinvestment and Public Policy, Compensation and Human Resources, Governance, Risk Management, and Executive. The standing committees report on their deliberations and actions at each full Board meeting. Each of the standing committees has the authority to engage outside experts, advisers and counsel to the extent it considers appropriate to assist the committee in its work. Each of the standing committees has adopted and operates under a written charter. These charters can be found on our website at www.usbank.com by clicking on "About U.S. Bank" and then "Corporate Governance" and then "Board Committees."

The independent directors meet in executive session (without the CEO or any other member of management present) at the end of each regularly scheduled Board meeting and may also meet in executive session at any other time. The Lead Director presides over these executive sessions. See "Board Leadership Structure." During each committee meeting, the committees have the opportunity to hold executive sessions without members of management present.

The Board of Directors held eight meetings during 2016. Each director attended at least 75% of the total meetings of the Board and Board committees on which he or she served during the year. The average attendance rate of all directors in 2016 was 99%.

U.S. Bancorp 2017 Proxy Statement	16

Corporate Governance

Board Performance Evaluations

Our Governance Committee conducts an annual assessment of the Board's performance to determine whether it, its committees and its members are functioning effectively and to identify areas for growth and improvement. The annual process is as follows:

17	U.S. Bancorp 2017 Proxy Statement

Corporate Governance

Director Education

We believe that it is of utmost importance that our directors receive additional information and training about issues that are critical to exercising prudent oversight of the management of our company. We have implemented a robust director education program that begins with in-depth training covering our industry, financial reporting, and each of our lines of business, and that continues with special education sessions throughout the year that highlight current business, industry, regulatory and governance topics presented by internal and external experts.

Shareholder Engagement

We maintain an annual shareholder engagement program to help us better understand the views of our investors. We reach out to many of our largest institutional investors each fall to invite them to speak with us and provide feedback on corporate governance and executive compensation issues. The investors have the opportunity during these meetings to discuss their views on governance or compensation issues of particular importance to them. Management shares the feedback received during these meetings with the Governance Committee and the Compensation and Human Resources Committee. The Lead Director (or, in the Lead Director's discretion, the chair of the relevant Board committee) may also be available to meet with shareholders as appropriate. Requests for such a meeting are considered on a case-by-case basis.

Committee Member Qualifications

All of the Audit Committee members meet the independence and experience requirements of the NYSE and the SEC. As part of those requirements, our Board of Directors has determined that each member of the Audit Committee is independent and financially literate, and each of our audit committee financial experts has accounting or other financial management expertise. Our Board of Directors has identified Roland A. Hernandez, our Audit Committee Chair, and Warner L. Baxter, Karen S. Lynch and Scott W. Wine as audit committee financial experts as defined under the rules of the SEC. The Audit Committee charter generally prohibits Audit Committee members from serving on more than two other public company audit committees. Currently, no Audit Committee member exceeds this restriction.

All of the Governance Committee members and Compensation and Human Resources Committee members also meet the independence requirements of the NYSE, including, with respect to the Compensation and Human Resources Committee members, the NYSE's independence requirements specific to members of compensation committees.

U.S. Bancorp 2017 Proxy Statement	18

Corporate Governance

Committee Responsibilities

The charter of each of our standing committees fully describes that committee's responsibilities. The following summary highlights the committees' key areas of oversight.

Committee	Primary Responsibilities and Membership

Audit Held 14 meetings during 2016

▶

Assisting the Board of Directors in overseeing the quality and integrity of our financial statements, including matters related to internal controls; our compliance with legal and regulatory requirements; the qualifications, performance and independence of our independent auditor; and the integrity of the financial reporting processes, both internal and external;

▶

appointing, compensating, retaining and overseeing the work of the independent auditor; and

▶

overseeing the internal audit function and approving the appointment and compensation of the Chief Audit Executive.

Current Members: Roland A. Hernandez (Chair), Warner L. Baxter, Karen S. Lynch and Scott W. Wine

Capital Planning This committee was formed in January 2017

▶

Overseeing the capital planning and capital management processes and actions, including stress testing processes, scenarios and results;

▶

reviewing and approving the Comprehensive Capital Analysis and Review and recommending approval to the Board of Directors;

▶

monitoring our company's capital adequacy;

▶

reviewing and approving our resolution and recovery plans and recommending approval to the Board of Directors; and

▶

reviewing and approving the issuance or repurchase of equity securities and other significant financial transactions and equity investments.

Current Members: Warner L. Baxter (Chair), Marc N. Casper, Andrew Cecere, Richard K. Davis, Doreen Woo Ho and O'dell M. Owens, M.D., M.P.H.

Community Reinvestment and Public Policy Held 4 meetings during 2016

▶

Reviewing and considering our position and practices on matters of public interest and public responsibility and similar issues involving our relationship with the community at large;

▶

reviewing our activities related to corporate culture, including those focused on ethical business culture and diversity and inclusion initiatives;

▶

reviewing our activities, performance and compliance with the Community Reinvestment Act and fair lending regulations;

▶

reviewing our reputation-building and brand management activities, including overseeing management of reputational risk; and

▶

reviewing our activities and programs with respect to corporate social responsibility, including sustainability and corporate political contributions.

Current Members: Kimberly J. Harris (Chair), Marc N. Casper, Roland A. Hernandez and Karen S. Lynch

19	U.S. Bancorp 2017 Proxy Statement

Corporate Governance

Committee	Primary Responsibilities and Membership

Compensation and Human Resources (the "Compensation Committee") Held 7 meetings during 2016

▶

Discharging the Board's responsibilities relating to the compensation of our executive officers;

▶

recommending to the Board for approval executive officer incentive compensation plans and all equity-based incentive plans;

▶

approving other compensation plans, practices and programs applicable to the company's executive officers, including performance goals and objectives;

▶

recommending to the independent directors for approval the compensation program for our non-employee directors;

▶

evaluating and discussing with the appropriate officers of our company the incentives for risk taking contained in our incentive compensation plans and programs; and

▶

evaluating the CEO's performance and overseeing succession planning for executive officers other than our CEO.

Current Members: Arthur D. Collins, Jr. (Chair), Olivia F. Kirtley, David B. O'Maley, O'dell M. Owens, M.D., M.P.H., and Scott W. Wine

Governance Held 6 meetings during 2016

▶

Discharging the Board's responsibilities relating to corporate governance matters, including developing and recommending to the Board a set of corporate governance principles;

▶

overseeing succession planning for our CEO;

▶

identifying and recommending to the Board individuals qualified to become directors;

▶

ensuring our company's sales practices are aligned with our stated values, strategy and risk appetite;

▶

conducting an annual performance evaluation of the Board, its committees, and its members;

▶

overseeing the evaluation of management; and

▶

making recommendations to the Board regarding any shareholder proposals.

Current Members: Douglas M. Baker, Jr. (Chair), Arthur D. Collins, Jr., Kimberly J. Harris, David B. O'Maley and Craig D. Schnuck

Risk Management Held 6 meetings during 2016

▶

Overseeing our overall risk management function, which governs the management of credit, interest rate, liquidity, market, capital, operational, compliance and strategic risk;

▶

reviewing and approving our company's risk management framework and risk appetite statement;

▶

monitoring our company's risk profile relative to its risk appetite; and

▶

reviewing and evaluating significant capital expenditures and potential mergers and acquisitions.

Current Members: Olivia F. Kirtley (Chair), Douglas M. Baker, Jr., Andrew Cecere, Richard K. Davis, Doreen Woo Ho and Craig D. Schnuck

Executive Held 0 meetings during 2016

▶

The Executive Committee has authority to exercise all powers of the Board of Directors, as permitted by law and our bylaws, between regularly scheduled Board meetings.

 Current Members: Richard K. Davis (Chair), Douglas M. Baker, Jr., Warner L. Baxter, Arthur D. Collins, Jr., Kimberly J. Harris, Roland A. Hernandez, Olivia F. Kirtley and David B. O'Maley

U.S. Bancorp 2017 Proxy Statement	20

Corporate Governance

Risk Oversight by the Board of Directors

As part of its responsibility to oversee the management, business and strategy of our company, the Board of Directors has approved a risk management framework that establishes governance and risk management requirements for all risk-taking activities. This framework includes company- and business-level risk appetite statements that set boundaries for the types and amount of risk that may be undertaken in pursuing business objectives and initiatives.

The Board of Directors oversees management's performance relative to the risk management framework, risk appetite statements, and other policy requirements. While management is responsible for defining the various risks facing our company, formulating risk management policies and procedures, and managing risk exposures on a day-to-day basis, our Board's responsibility is to oversee our company's risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable risk management and control processes in place to address the material risks.

To fulfill its risk oversight responsibility, the Board:

  ▶
  reviews our company's strategic objectives and financial performance in light of its risk appetite;

  ▶
  oversees the amounts and types of risk taken by management in executing the corporate strategy;

  ▶
  oversees management's performance relative to risk management and control of the company's risk-taking activities;

  ▶
  evaluates the role of incentive compensation in managing our company's risk appetite; and

  ▶
  oversees talent management and succession planning.

The Board's risk oversight function is primarily carried out through its committees. As described in the preceding discussion of committee responsibilities:

  ▶
  the Audit Committee is focused on financial statement and accounting risk and internal controls;

  ▶
  the Capital Planning Committee oversees capital planning and capital management and reviews and approves significant financial transactions and equity investments;

  ▶
  the Community Reinvestment and Public Policy Committee reviews activities related to corporate culture and oversees our company's activities with respect to reputational risk;

  ▶
  the Compensation Committee oversees our company's compensation policies and arrangements to ensure that they do not encourage inappropriate levels of risk-taking by management with respect to our company's strategic goals, and to determine whether any of them give rise to risks that are reasonably likely to have a material adverse effect on our company. More information on the evaluation performed by the Compensation Committee is included below in "Compensation Discussion and Analysis — Decision Making and Policies — Risk Considerations in Setting Compensation Plans and Programs";

  ▶
  the Governance Committee reviews the responsibilities of each Board committee to ensure that all significant risk categories are overseen by at least one committee and ensures our company's sales practices are aligned with our stated values, strategy and risk appetite; and

  ▶
  the Risk Management Committee is primarily responsible for oversight of overall enterprise risk, including credit, interest rate, liquidity, market, operational, compliance, Bank Secrecy Act/Anti-Money Laundering, strategic, reputation and other key risks faced by the company. The Risk Management Committee is also responsible for reviewing and evaluating significant capital expenditures and potential mergers and acquisitions.

In addition, the Risk Management and Audit Committees meet annually in joint session to give each committee the opportunity to review the risk areas primarily overseen by the other; starting in 2017, the Capital Planning Committee will be included in this joint session. Finally, at each meeting of the full Board of Directors, each committee gives a detailed review of the matters it discussed and conclusions it reached during its recent meetings.

Each Board committee carries out its responsibilities using reports from management containing information relevant to the risk areas under that committee's oversight. The committees must therefore be confident that an appropriate risk

21	U.S. Bancorp 2017 Proxy Statement

Corporate Governance

monitoring structure is in place at the management level in order to be provided accurate and useful informational reports. The management-level risk oversight structure is robust. Our company relies on comprehensive risk management processes to identify, aggregate and measure, manage, and monitor risks. This system enables the Board of Directors to establish a mutual understanding with management of the effectiveness of our company's risk management practices and capabilities, to review our company's risk exposure and to elevate certain key risks for discussion at the Board level. A framework exists to account for the introduction of emerging risks or any increase in risks routinely taken, which would either be largely controlled by the risk limits in place or identified through the frequent risk reporting that occurs throughout our company.

The Executive Risk Committee, which is chaired by the Chief Risk Officer and which includes the CEO and other members of the executive management team, oversees execution against the risk management framework and risk appetite statement. The Executive Risk Committee meets monthly, and more frequently when circumstances merit, to provide executive management oversight of our risk management framework, assess appropriate levels of risk exposure and actions that may be required for identified risks to be adequately mitigated, promote effective management of all risk categories, and foster the establishment and maintenance of an effective risk culture. The Executive Risk Committee members manage large, sophisticated groups within our company that are dedicated to controlling and monitoring risk to the levels deemed appropriate by the Board of Directors and executive management. These individuals, together with our company's controller, treasurer and others, also provide the Board's committees with the information the committees need and request in order to carry out their oversight responsibilities.

The Executive Risk Committee focuses on current and emerging risks, including strategic and reputational risks, directing timely and comprehensive actions. The following senior operating committees have also been established, each responsible for overseeing a specified category of risk:

  ▶
  the Asset and Liability Management Committee ensures that the policies, guidelines and practices established to manage our financial risks, including interest rate risk, market risk, liquidity risk, operations risk and capital adequacy, are followed;

  ▶
  the Capital Management Operating Committee provides oversight of the company's programs related to stress testing, capital planning and capital adequacy, and resolution and recovery, as well as oversight of the company's compliance with capital regulation;

  ▶
  the Compliance Risk Management Committee provides direction regarding the management of compliance risk to the company's business lines and risk management programs and shares institutional knowledge regarding compliance risk management and mitigation across the company;

  ▶
  the Disclosure Committee assists the CEO and the CFO in fulfilling their responsibilities for oversight of the accuracy and timeliness of the disclosures made by the company;

  ▶
  the Enterprise Financial Crimes Compliance Operating Committee is responsible for the management and implementation of the company's program on enterprise financial crimes across business lines to ensure a consistent control infrastructure and culture of compliance throughout the company;

  ▶
  the Enterprise IT Governance Committee ensures that delivery of the company's information technology services, including information security and business continuity, are aligned with the company's priorities and risk appetite;

  ▶
  the Executive Credit Management Groupensures that products that have credit risk are supported by sound credit practices; reviews asset quality, trends, portfolio performance statistics and loss forecasts; and reviews and adjusts credit policies accordingly;

  ▶
  the Incentive Review Committee reviews and evaluates all of our company's incentive compensation programs and policies for risk sensitivity and mitigation;

  ▶
  the International Risk Oversight Committee is responsible for overseeing the company's foreign operations and cross-border activity;

  ▶
  the Operational Risk Committee provides direction and oversight of the company's operational risk management framework and corporate control programs, including significant operational risk events;

U.S. Bancorp 2017 Proxy Statement	22

Corporate Governance
  ▶
  the Reputation Risk Operating Committee is dedicated to the oversight of risk associated with activities and issues that may negatively impact the reputation of the company;

  ▶
  the Sales Culture Oversight Committee oversees and provides direction regarding a coordinated and unified approach to risks associated with sales practices and services at the company; and

  ▶
  the Trust Management Committee oversees the fiduciary activities of the Wealth Management and Securities Services business line.

The company's Board and management-level committees are supported by a "three lines of defense" model for establishing effective checks and balances. The first line of defense, the business lines, manages risks in conformity with established limits and policy requirements. In turn, business leaders and their risk officers establish programs to ensure conformity with these limits and policy requirements. The second line of defense, which includes the Chief Risk Officer's organization as well as policy and oversight activities of corporate support functions, translates risk appetite and strategy into actionable risk limits and policies. The second line of defense monitors the first line of defense's compliance with limits and policies, and provides reporting and escalation of emerging risks and other concerns to senior management and the Risk Management Committee of the Board of Directors. The third line of defense, internal audit, is responsible for providing the Audit Committee and senior management with independent assessment and assurance regarding the effectiveness of the company's governance, risk management, and control processes.

Board Leadership Structure

Board Leadership Policies and Practices

Our Board believes that a strong, independent Board of Directors is critical to effective oversight of management. The Board regularly and carefully considers the critical issue of the best independent leadership structure for the Board, and maintains a flexible policy regarding the issue of whether the position of Chairman should be held by an independent director. At least annually, the Board reviews the Board's and company's needs and the leadership attributes of its directors and executives to determine whether our company is best served at that particular time by having the CEO or another director hold the position of Chairman.

In order to ensure strong independent Board leadership when the position of Chairman is not held by an independent director, the independent directors elect a Lead Director with the substantial leadership responsibilities detailed below. The Lead Director is elected annually upon the recommendation of the Governance Committee, with the expectation that he or she will generally serve three, and may serve up to five, consecutive terms.

In addition to strong independent leadership of the full Board, each of the Audit Committee, Governance Committee, and Compensation Committee is composed solely of independent directors. This means that independent directors oversee critical, risk-sensitive matters such as the quality and integrity of our financial statements; the compensation of our executive officers, including the CEO; the nomination of directors; and the evaluation of the Board, its committees, and its members. Each of the full Board and these key committees meet in executive session on a regular basis.

Leadership Decisions in 2017

Richard K. Davis has served as our CEO since December 2006 and as Chairman since December 2007. On the date of the annual meeting, Andrew Cecere, our current President and Chief Operating Officer, who has 31 years of experience with the company, will become CEO and Mr. Davis will continue serving as Chairman of the Board. Mr. Cecere has been serving as a director, and David B. O'Maley has been serving as the Board's independent Lead Director, since January 2017.

The independent directors believe that Mr. Davis's continued leadership of the Board will constitute a valuable resource to the Board and Mr. Cecere, and will help facilitate a smooth transition of the CEO role. In addition, having the former CEO serve as Executive Chairman and having the incoming CEO serve as a director will create a strong bridge between the Board and management during the transition. The Board will also continue to benefit from the independent leadership provided by a strong Lead Director. More information about the Executive Chairman and Lead Director roles and the leaders in those positions follows.

23	U.S. Bancorp 2017 Proxy Statement

Corporate Governance

Executive Chairman

Mr. Davis, who has 24 years of experience at U.S. Bancorp, including 12 years as President and 10 years as CEO, has the knowledge, expertise and experience to understand and clearly articulate to the Board the opportunities and risks facing U.S. Bancorp and to lead discussions on important matters affecting our business.

The primary responsibilities of the Executive Chairman will be as follows:

  ▶
  set Board meeting agendas in collaboration with the CEO and Lead Director, who has final approval authority;

  ▶
  preside at Board meetings;

  ▶
  provide support and advice on Board matters to the incoming CEO;

  ▶
  help ensure that the Board is provided with full information on the company and its industry;

  ▶
  set shareholder meeting agendas in collaboration with the CEO, and preside at meetings of the shareholders; and

  ▶
  chair the Board's Executive Committee.

Lead Director

Mr. O'Maley brings a wealth of experience in the financial services industry and on our Board to his new role as Lead Director. As the former Chairman and CEO of a large financial services company, Mr. O'Maley contributes substantial financial industry and risk management expertise to the Board. He is one of our longer-tenured directors, has served as Chair of the Compensation Committee, and is currently a member of the Compensation and Governance Committees, as well as the Executive Committee. He was elected Lead Director by the independent directors after the completion of the expected three-year tenure of Mr. Collins as the company's previous Lead Director.

Role of Lead Director

The Board recognizes the importance of strong independent leadership. Accordingly, it entrusts the Lead Director with the following responsibilities and authority:

▶
lead executive sessions of the Board's independent or non-management directors, and preside at any session of the Board where the Chairman is not present;
▶
act as a regular communication channel between our independent directors and the CEO;
▶
approve the Board meeting agendas;
▶
approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;
▶
approve information sent from management to the Board;
▶
as appropriate, be the representative of the independent directors in discussions with our major shareholders regarding their concerns and expectations;
▶
as appropriate, call special Board meetings or special meetings of the independent directors;
▶
approve, on behalf of the Board, the retention of consultants who report directly to the Board;
▶
assist the Board and company officers in assuring compliance with and implementation of our Corporate Governance Guidelines;
▶
advise the independent Board committee chairs in fulfilling their designated roles and responsibilities to the Board;
▶
review shareholder communications addressed to the full Board or to the Lead Director;
▶
interview all Board candidates and make recommendations to the Governance Committee and the Board; and
▶
communicate, as appropriate, with the company's regulators.

U.S. Bancorp 2017 Proxy Statement	24

Corporate Governance

Majority Vote Standard for Election of Directors

Our bylaws provide that in uncontested elections a nominee for director will be elected to the Board if the number of votes cast "FOR" the nominee's election exceeds the number of votes cast "AGAINST" that nominee's election. The voting standard for directors in a contested election is a plurality of the votes cast at the meeting.

Our Corporate Governance Guidelines provide that director nominees must submit a contingent resignation in writing to the Governance Committee, which becomes effective if the director fails to receive a sufficient number of votes for re-election at the annual meeting of shareholders and the Board accepts the resignation. The Board will nominate for election or re-election as director only candidates who have tendered such a contingent resignation.

Our Corporate Governance Guidelines further provide that if an incumbent director fails to receive the required vote for re-election, our Governance Committee will act within 90 days after certification of the shareholder vote to determine whether to accept the director's resignation, and will submit a recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation. The Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation.

If each member of the Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent directors who did receive the required vote will appoint a committee amongst themselves to consider the resignations and recommend to the Board whether to accept them. However, if the only directors who received the required vote in the same election constitute three or fewer directors, all directors may participate in the decision regarding whether to accept the resignations.

Each director nominee named in this proxy statement has tendered an irrevocable, contingent resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts his or her resignation.

Director Policies

Policy Regarding Service on Other Boards

Our Board of Directors has established a policy that restricts our directors from serving on the boards of directors of more than three public companies in addition to their service on our Board of Directors unless the Board determines that such service will not impair their service on our Board. Currently, no director exceeds this restriction.

Policy Regarding Attendance at Annual Meetings

Board members are expected to attend all annual meetings of shareholders in person. All of our directors attended last year's annual meeting of shareholders.

Director Transition Policy

Our Governance Committee annually reviews each director's contributions to the Board and considers each director's effectiveness and the composition of the Board during the annual review process. The Board believes that any director's continued service on the Board should also be evaluated for continued appropriateness in each of the following circumstances: the director has a change in employment or other major responsibilities, an employee director ceases to be a company employee, and the director reaches the age of 72.

Succession Planning and Management Development

A primary responsibility of the Board is planning for succession with respect to our company's CEO, as well as overseeing succession planning for other senior management positions. The Board's process targets the building of enhanced management depth, considers continuity and stability within our company, and responds to our company's evolving needs and changing circumstances. Toward that goal, the executive talent development and succession planning process is integrated into the Board's annual activities.

The Board works with the Governance Committee to evaluate a number of potential internal and external candidates as successors to the CEO, and considers emergency, temporary scenarios as well as long-term succession. The Compensation Committee is responsible for reviewing succession planning for executive officer positions other than the CEO. The CEO makes available to the Board his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for those individuals.

25	U.S. Bancorp 2017 Proxy Statement

Certain Relationships and Related Transactions

Certain Relationships and Related Transactions

Review of Related Person Transactions

The Board has adopted a written Related Person Transactions Policy for the review, evaluation and approval or ratification of transactions between our company and its related persons. "Related persons" under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their "immediate family members" include children, stepchildren, parents, stepparents, spouses, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) sharing the person's household.

Except as described below, the policy requires the Governance Committee of the Board to review and evaluate and either approve or disapprove all transactions or series of transactions in which:

  ▶
  the amount involved will, or may be expected to, exceed $120,000 in any fiscal year;

  ▶
  our company is or will be a participant; and

  ▶
  a related person has a direct or indirect interest.

The Board has determined that the Governance Committee does not need to review or approve certain transactions even if the amount involved will exceed $120,000, including the following transactions:

  ▶
  lending and other financial services transactions or relationships that are in the ordinary course of business and non-preferential, and comply with applicable laws;

  ▶
  transactions in which the related person's interest derives solely from his or her services as a director of, and/or his or her ownership of less than ten percent of the equity interest (other than a general partner interest) in, another corporation or organization that is a party to the transaction;

  ▶
  transactions in which the related person's interest derives solely from his or her ownership of a class of equity securities of our company and all holders of that class of equity securities received the same benefit on a pro rata basis;

  ▶
  transactions where the rates or charges involved are determined by competitive bids, or that involve the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

  ▶
  employment and compensation arrangements for any executive officer and compensation arrangements for any director, provided that such arrangements have been approved by the Compensation Committee.

When considering whether to approve or ratify a transaction, the Governance Committee will consider facts and circumstances that it deems relevant to its determination, including:

  ▶
  the nature and extent of the related person's interest in the transaction;

  ▶
  whether the transaction is on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with our company;

  ▶
  the materiality of the transaction to each party;

  ▶
  whether our company's Code of Ethics could be implicated, including whether the transaction would create a conflict of interest or appearance of a conflict of interest;

  ▶
  whether the transaction is in the best interest of our company; and

  ▶
  in the case of a non-employee director, whether the transaction would impair his or her independence.

No director is allowed to participate in the deliberations or vote on the approval or ratification of a transaction if that director is a related person with respect to the transaction under review. On an annual basis the Governance Committee assesses all ongoing relationships with related persons to confirm that the transactions are still appropriate.

U.S. Bancorp 2017 Proxy Statement	26

Certain Relationships and Related Transactions

Related Person Transactions

Lending Transactions

During 2016, U.S. Bancorp and our banking and investment subsidiaries engaged in transactions in the ordinary course of business with some of our directors, executive officers and the persons that we know beneficially owned more than 5% of our common stock on December 31, 2016, and the entities with which they are associated. All loans and loan commitments and any transactions involving other financial products and services in connection with these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to our banking and investment subsidiaries and did not involve more than the normal risk of collectibility or present other unfavorable features.

Transactions with Entities Affiliated with Directors or Executive Officers

During 2016, U.S. Bank operated 33 branches and 69 ATMs in grocery stores owned by Schnuck Markets, Inc., of which Craig D. Schnuck, one of our directors, beneficially owns approximately 13% of the outstanding capital stock. Mr. Schnuck's sister, Nancy A. Diemer, and his four brothers, Scott C. Schnuck, Todd R. Schnuck, Mark J. Schnuck and Terry E. Schnuck, each beneficially own approximately 13% of the outstanding capital stock of Schnuck Markets as well. In addition, each of Mr. Schnuck's brothers is a director of, and holds the following officer positions with, Schnuck Markets: Scott C. Schnuck, Chairman of the Executive Committee; Todd R. Schnuck, Chairman and Chief Executive Officer; Mark J. Schnuck, Vice President; and Terry E. Schnuck, Assistant Secretary. Rent and fee payments by U.S. Bank to Schnuck Markets were approximately $2.8 million in 2016. The consolidated gross revenues of Schnuck Markets in 2016 were approximately $2.7 billion. These transactions were conducted at arm's length in the ordinary course of business of each party to the transaction. As discussed above under the heading "Corporate Governance — Director Independence," the Board of Directors has determined that this relationship is immaterial to Mr. Schnuck, and that Mr. Schnuck is an independent director.

During 2016, we paid Little & Co., a design and branding agency, approximately $1.7 million in professional fees for brand strategy and design work. The President of Little & Co. is the brother of Andrew Cecere, who is currently our President and Chief Operating Officer and a director and who will begin serving as our CEO on April 18, 2017. The selection of Little & Co. was made based on our regular sourcing and competitive bidding process, without the involvement of Mr. Cecere. The fees we paid to Little & Co. were negotiated on an arm's length basis and were not material to our 2016 marketing and advertising expense. The branding work concluded in 2016, and we do not intend to continue the engagement or to have Little & Co. bid for future work, in order to avoid the appearance of any conflict of interest with Mr. Cecere.

27	U.S. Bancorp 2017 Proxy Statement

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This section explains how we compensated the individuals who served as our CEO or CFO for all or a part of 2016 and each of our three other most highly compensated executive officers for 2016 (our named executive officers, or "NEOs"):

  ▶
  Richard K. Davis, who serves as Chairman and Chief Executive Officer;

  ▶
  Terrance R. Dolan, who has served as Vice Chairman and Chief Financial Officer since August 1, 2016; Mr. Dolan previously served as Vice Chairman, Wealth Management and Securities Services;

  ▶
  Kathleen A. Rogers, who served as our Vice Chairman and Chief Financial Officer until August 1, 2016; Ms. Rogers has remained an employee of our company after stepping down from her executive role;

  ▶
  Andrew Cecere, who serves as President and Chief Operating Officer;

  ▶
  P.W. (Bill) Parker, who serves as a Vice Chairman and is our Chief Risk Officer; and

  ▶
  Jeffry H. von Gillern, who serves as Vice Chairman, Technology and Operations Services.

Reference Guide

U.S. Bancorp 2017 Proxy Statement	28

Compensation Discussion and Analysis

Executive Compensation Highlights

  The following table sets forth the components of our NEOs' total direct compensation and results for 2016:

Component	How It Works	2016 Actions and Results
Base Salary	Salary levels are intended to reward experience and demonstrated skills and competencies relative to the market value of the position	Several of the NEOs received raises, which were largely designed to better align their base salaries with those of similarly situated executives in our peer group.

Annual Cash Incentive Compensation	▶ Target award amounts are set as a percentage of each NEO's base salary ▶ Earnings per share ("EPS") is the performance metric for the corporate component (weighted 35%)	The cash incentive awards for 2016 performance that were paid to the NEOs who served as executive officers for the whole year ranged from 96.3% to 96.7% of their individual target award amounts.
	▶ Pretax income is the performance metric for the business line component (weighted 65%) ▶ Individual performance and sensitivity to risk during the year can modify payout amounts	These payout levels were primarily based on corporate EPS results of 96.7% of target performance and business line pretax income results that ranged from 62.7% to 116.9% of target performance.

Long-Term Incentive Compensation
 Performance-Based Restricted Stock Units (75% of total annual grant value)

▶

Return on average common equity ("ROE"), measured on both an absolute and relative basis, is the performance metric

▶

One-year performance period provides the executives with a clear line of sight, while a four-year ratable vesting period fosters a long-term perspective

▶

Depending on performance, 0% to 125% of the target number of units may be earned

All of our NEOs received a more valuable long-term incentive award in 2016 as part of our company's one-time Appreciation Award program for all employees. Under this program, the Compensation Committee enhanced the value of our NEOs' long-term incentive awards by 10%. In addition, several NEOs received equity awards of increased value to better align their long-term incentive awards with those of similarly situated executives in our peer group.

 Stock Options (25% of total annual grant value)

▶

Non-qualified stock options with four-year ratable vesting and a ten-year term

▶

Exercise price equal to the fair market value of a share of our common stock on the date of grant

Based on absolute and relative ROE results in 2016, the NEOs earned 106.1% of the target number of performance-based restricted stock units ("PRSUs") granted to them in early 2016.

29	U.S. Bancorp 2017 Proxy Statement

Compensation Discussion and Analysis

High Percentage of At-Risk Compensation

A high percentage of our NEOs' total direct compensation is dependent on our company's financial performance, both in the year in which the compensation is granted and in the long term. This structure provides our NEOs with incentives that are in line with the interests of our other shareholders.

The charts below show the percentage of our NEOs' 2016 total direct compensation, at target levels, that was dependent on our company's financial performance when awarded. (The chart for non-CEO NEOs is based on target compensation for the incumbent NEOs at the time the decisions were made in January 2016. Numbers in that chart do not add up to 100% because of rounding.)

CEO Target Pay Mix	Other NEO Target Pay Mix (average)

Rigorous Performance Goals

The Board establishes financial targets at the beginning of the fiscal year for our company's EPS and ROE performance and our business lines' pretax income performance. The Compensation Committee applies these targets to the executive officers' annual cash incentive awards and PRSUs, with the intent that they be challenging yet reasonably achievable goals.

Strong Corporate and Financial Performance

The Compensation Committee believes that the company's compensation structure has been effective at encouraging the achievement of superior financial and operating results relative to our peers in an uncertain economic environment, while maintaining reasonable risk tolerances.

U.S. Bancorp 2017 Proxy Statement	30

Compensation Discussion and Analysis

In 2016, our company again led its peer group in the most commonly used performance metrics for the banking industry, despite lackluster economic growth and an unfavorable interest rate backdrop.

#1 in Return on Average Assets[1]	#1 in Return on Average Common Equity[1]

#1 in Efficiency Ratio1, 2

1.
Source: Company reports. The peer companies included in these bar graphs are listed under the heading "Peer Group Composition" on page 43 of this proxy statement.
2.
Efficiency ratio computed as noninterest expense divided by the sum of net interest income on a taxable-equivalent basis and noninterest income excluding securities gains (losses). See Non-GAAP Financial Measures on page 79.

Our consistent superior financial performance over time has increased long-term value for our shareholders.

Total Shareholder Return3

	1-Year	3-Year	5-Year	10-Year

U.S. Bancorp	23.4%	10.9%	16.4%	6.3%

KBW Bank Index (BKX)	28.5%	12.2%	20.9%	–0.1%

S&P 500 Index	11.9%	8.9%	14.6%	6.9%

3.
Source: FactSet and Bloomberg as of December 31, 2016. Reflects annualized returns.

31	U.S. Bancorp 2017 Proxy Statement

Compensation Discussion and Analysis

Sound Compensation Practices

Our executive compensation program incorporates many strong governance features, including the following:

What We Do
We pay for performance:
–	Our annual cash incentive awards use a formula based on achievement of corporate and business line financial targets
–	PRSU awards (which make up 75% of the value of equity awards granted to our executive officers) are earned based on absolute and relative corporate performance
We place primary emphasis on long-term equity incentive compensation
We discourage excessive risk taking and adjust incentive compensation for any member of senior management who demonstrates inadequate sensitivity to risk
We have a "clawback" policy that allows us to recoup annual cash incentive payouts attributable to incorrectly reported earnings
We have meaningful stock ownership requirements, and executive officers must hold 100% of the after-tax value of equity awards until their applicable ownership level is met
We review tally sheets when making executive compensation decisions
The Compensation Committee retains an independent compensation consultant that provides no other services to our company

What We Don't Do
We do not allow executives to hedge or pledge their company stock

We do not have single-trigger accelerated vesting of equity awards, and no cash benefits are payable in the event of either a change-in-control or termination of employment that does not involve death or disability
We do not allow repricing of stock options
We do not provide tax gross-ups on our limited perquisites
We do not grant stock options with exercise prices below 100% of market value
We do not pay dividends on unearned PRSUs
We do not include the value of equity awards in pension or severance plan calculations

We have terminated legacy severance agreements held by several of our executive officers that had provided for excise tax gross-up payments, and we have adopted a policy stating that we will enter into no new agreements with executives that provide for such payments upon termination of employment

U.S. Bancorp 2017 Proxy Statement	32

Compensation Discussion and Analysis

Philosophy and Objectives of Our Executive Compensation Program

Compensation Program Goals

The Compensation Committee has designed the executive compensation program to attract, motivate, reward and retain the management talent required to achieve our corporate objectives and increase shareholder value, while at the same time making the most efficient use of our resources and strongly emphasizing pay for performance.

The Compensation Committee achieves these objectives through a compensation package that:

  ▶
  links a significant portion of total compensation to corporate, business line and individual performance, which we believe will create long-term shareholder value;

  ▶
  provides total compensation that is market competitive, permitting us to hire and retain high-caliber individuals at all levels of management;

  ▶
  emphasizes stock-based compensation, encouraging our executive officers to think and act as long-term shareholders;

  ▶
  subjects equity awards to multi-year vesting in order to enhance executive retention and encourage a long-term view of corporate achievement; and

  ▶
  encourages an appropriate sensitivity to risk on the part of senior management, which protects long-term shareholder interests.

Pay for Performance

U.S. Bancorp operates in a highly complex business environment, where it competes with many well-established financial institutions. Our long-term business objective is to maximize shareholder value by consistently delivering superior returns on common equity that exceed the cost of equity. If we are successful in achieving this objective, the Compensation Committee believes the results will benefit our shareholders.

Accordingly, our executive compensation program is designed to reward our executives for achieving annual and long-term financial results that further our long-term business objective. The annual cash incentive plan rewards performance relative to corporate and business line financial plans established at the beginning of the fiscal year, and the PRSUs are earned based on achievement of ROE targets that are also established at the beginning of the fiscal year and that directly measure the return generated by the company on its shareholders' investment. At the same time, the Compensation Committee carefully weighs the risks inherent in these programs against the goals of the programs and the company's risk appetite. Additional discussion of the risk oversight undertaken by the Compensation Committee can be found below under "Decision Making and Policies — Risk Considerations in Setting Compensation Plans and Programs."

Compensation Elements

Our executive officers' total direct compensation consists of three elements: base salary, annual cash incentive compensation, and long-term incentive compensation (75% of which is payable in PRSUs and 25% of which is payable in stock options). Each of these elements of total direct compensation is described in detail below. Our Compensation Committee emphasizes long-term incentive compensation for the reasons discussed above but does not have a firm policy regarding allocation of compensation amounts among the elements. When evaluating an executive officer's compensation compared to market levels and those of other members of our company's executive officer group, the Compensation Committee considers both the value of each element and of the total direct compensation package.

Executive officers are also eligible to receive health benefits under the same plans available to our other employees, matching contributions to their U.S. Bank 401(k) Savings Plan accounts on the same basis as our other employees, and retirement benefits that are earned over their career with the company. Perquisites for executive officers are limited, consisting primarily of financial planning expenses, home security, parking and executive physicals. Executive officers do not receive gross-up payments for tax liabilities resulting from perquisites.

In 2016 we terminated legacy severance agreements that several of our executive officers had held. Those agreements had provided cash benefits in the event of a termination of employment in connection with a change-in-control of the company and included excise tax gross-up payments. Equity awards can be accelerated on a double-trigger basis, as

33	U.S. Bancorp 2017 Proxy Statement

Compensation Discussion and Analysis

described in "Potential Payments Upon Termination or Change-in-Control," but the executive officers are no longer entitled to receive any cash benefits upon any employment termination scenario that does not involve death or disability.

Base Salary

The Compensation Committee considers the salary of executive officers relative to those executives' peers in our industry and will make market-based adjustments as it deems appropriate. Salaries can also be adjusted to reflect experience and tenure in a position, internal pay equity within the executive officer group, increased scope of responsibilities and individual performance.

2016 Actions and Results: In January 2016, the Compensation Committee increased the base salaries of several of the incumbent NEOs from their 2015 amounts as follows:

NEO	2016 Base Salary	2015 Base Salary	% Increase

Richard K. Davis	$1,400,000	$1,300,000	7.7%

Kathleen A. Rogers	$575,000	$475,000	21.1%

Andrew Cecere	$800,000	$750,000	6.7%

P.W. (Bill) Parker	$625,000	$625,000	0%

Jeffry H. von Gillern	$575,000	$550,000	4.5%

These raises were largely motivated by market alignment considerations. In particular, Ms. Rogers's salary was increased by a relatively high percentage to bring her compensation into alignment with compensation paid to other CFOs in our industry. Ms. Rogers had been serving in the CFO role for only one year at the time of this increase, which was put in place as part of a multi-year plan to achieve market alignment incrementally. Her base salary was subsequently decreased when she stepped down from her executive role in August 2016.

When Mr. Dolan was promoted from Vice Chairman, Wealth Management and Securities Services, to Vice Chairman and Chief Financial Officer in August 2016, his annual base salary was increased from $525,000 to $575,000 to reflect his increased responsibilities.

Annual Cash Incentive Awards

How We Determine Our NEOs' Annual Cash Incentive Awards

All management-level employees, including the NEOs and our other executive officers, have the opportunity to earn annual cash incentive awards that reflect their responsibility levels and reward achievement of corporate and business line goals. The awards made to our NEOs are granted under our 2006 Executive Incentive Plan (the "EIP").

The formula for calculating each NEO's Annual Cash Incentive Payout consists of the following elements:

  ▶
  Each NEO's Target Award Amount, which is set by the Compensation Committee as a percentage of his or her base salary (Target Award Percentage × Base Salary)

  ▶
  The Bonus Funding Percentage applicable to each NEO, which includes a combination of corporate and business line performance metrics

  ▶
  The Compensation Committee's assessment of each NEO's Individual Performance and Risk Sensitivity, which can increase or decrease the value of the Bonus Funding Percentage applied to each NEO's Target Award Amount

U.S. Bancorp 2017 Proxy Statement	34

Compensation Discussion and Analysis

Setting the Target Award Amounts

The Target Award Amount for each executive officer is based on the officer's level of responsibility within the organization as well as market-based and internal pay equity considerations.

2016 Actions and Results: In January 2016, the Compensation Committee set the following Target Award Percentages for the NEOs, which in each case would be applied to the NEO's base salary to determine his or her Target Award Amount:

NEO	Target Award Percentage

Richard K. Davis	225%

Andrew Cecere	150%

Terrance R. Dolan Kathleen A. Rogers P.W. (Bill) Parker Jeffry H. von Gillern	125%

These levels were not changed from the NEOs' 2015 Target Award Percentages. The percentage of Ms. Rogers's base salary used to calculate her annual cash incentive award was subsequently decreased when she stepped down from her executive role in August 2016.

Mr. Dolan's Target Award Percentage did not change when he was promoted to CFO. His Target Award Amount for 2016 was calculated using his increased base salary, however (125% × $575,000).

Calculating the Bonus Funding Percentage

Each year, the Compensation Committee targets an aggregate amount of annual cash incentive awards to be granted to all management-level employees in each business line. The actual size of the pool that funds payouts can range from 0% to 200% of the target amount (the Bonus Funding Percentage) based on the company's and the business line's performance against EPS and pretax income targets included in the annual financial plan. The Board establishes these financial targets at the beginning of the fiscal year with the intent that they be challenging yet reasonably achievable goals.

The Bonus Funding Percentage for each of our revenue-producing business lines is based on the company's EPS performance compared to the target amount in the annual financial plan (weighted 35%) and that business line's pretax income performance compared to the target amount in the annual financial plan (weighted 65%); for each of the business lines in a support function, the 65% of the Bonus Funding Percentage assigned to pretax income performance is calculated based on the weighted average results of all of the revenue-producing business lines in their group. The calculation is described in detail below. Adjustments may be made to EPS or pretax income results to mitigate anomalies so that the results more realistically reflect the company's or business line's performance.

The Compensation Committee believes that EPS and business line pretax income are appropriate performance metrics for the executive officers' annual cash incentive awards for the following reasons:

  ▶
  EPS is an important indicator of profitability that aligns the interests of the executive officers with those of shareholders;

  ▶
  EPS captures elements of corporate performance that are beyond those of the individual operating business lines, such as corporate funding policies and the management and use of capital;

  ▶
  the business line pretax income targets are the fundamental drivers of the company's revenues and income before taxes;

  ▶
  the EPS and pretax income targets are aligned with annual financial plan targets, which the Board and management have assessed for achievability; accordingly, the targets provide incentives to take appropriate amounts of risk to achieve those goals; and

  ▶
  the Compensation Committee values the clear alignment of incentives for executive officers and other management-level employees resulting from shared performance metrics.

35	U.S. Bancorp 2017 Proxy Statement

Compensation Discussion and Analysis

The Bonus Funding Percentage for each business line is calculated as follows:

  ▶
  The percentages by which actual corporate EPS differs from the EPS target and actual business line pretax income differs from target pretax income are each multiplied by a leverage factor of four to magnify the positive or negative variation of actual results. For example, if the actual corporate EPS were 5% greater than the EPS target, the formula would multiply 5% by four to arrive at 20%. The 20% would then be added to 100% to get the EPS Bonus Funding Result of 120%. If the actual business line pretax income were 3% below target, the formula would multiply 3% by four to arrive at 12%. The 12% would then be subtracted from 100%, resulting in a Pretax Income Bonus Funding Result of 88%. Neither the EPS Bonus Funding Result nor the Pretax Income Bonus Funding Result may be less than 0% or greater than 200%.

  ▶
  The EPS Bonus Funding Result is multiplied by 35% to yield the Corporate Component, and the Pretax Income Bonus Funding Result is multiplied by 65% to yield the Business Line Component.

  ▶
  The Corporate Component is then added to the Business Line Component to arrive at the Bonus Funding Percentage for that business line. For example, a 120% EPS Bonus Funding Result weighted 35% and an 88% Pretax Income Bonus Funding Result weighted 65% results in a Bonus Funding Percentage of 99.2%.

The Bonus Funding Percentage used for most annual cash incentive plan participants in corporate-wide support functions that do not produce revenue — the Overall Bonus Funding Percentage — is calculated slightly differently, with 35% based on the EPS Bonus Funding Result and 65% based on the weighted average Pretax Income Bonus Funding Results of all of the company's business lines.

2016 Actions and Results: Actual EPS was $3.24, compared to the target level of $3.35. After applying the leverage factor to the difference between target and actual EPS, the EPS Bonus Funding Result was 88.3%.

Pretax income results ranged from 62.7% to 116.9% of target performance across our company's 29 revenue-producing business lines, which generated Pretax Income Bonus Funding Results of 0% to 167.7% following application of the leverage factor. The weighted average Pretax Income Bonus Funding Results of all of the company's business lines, which was used to calculate the Overall Bonus Funding Percentage following application of the leverage factor, was 101.2%.

After applying the 35% weighting to the EPS Bonus Funding Result of 88.3% and the 65% weighting to the applicable Pretax Income Bonus Funding Result and adding them together, the Bonus Funding Percentages for the 29 revenue-producing business lines in 2016 ranged from 30.9% to 139.9%. The Overall Bonus Funding Percentage in 2016 was 96.7%.

The Bonus Funding Percentage used in January 2017 to calculate the annual cash incentive awards for executive officers with leadership responsibilities for the entire company or for a corporate-wide support function in 2016 was the Overall Bonus Funding Percentage. Accordingly, the awards granted to Messrs. Davis, Cecere and Parker were calculated by using the Overall Bonus Funding Percentage. The Overall Bonus Funding Percentage was also used to calculate Mr. Dolan's award because he had assumed leadership responsibilities for the entire company during the course of the year. When Ms. Rogers stepped down from her executive role in August 2016, she took a position within a

U.S. Bancorp 2017 Proxy Statement	36

Compensation Discussion and Analysis

business line that has a corporate-wide support function; accordingly, her award calculation was also made by using the Overall Bonus Funding Percentage.

The Bonus Funding Percentage for the Technology and Operations Services business line, led by Mr. von Gillern, is calculated differently from all others in that 35% is based on the EPS Bonus Funding Result, 50% is based on the weighted average Pretax Income Bonus Funding Results of all of the company's revenue-producing business lines, and 15% is based on that business line's expense management performance compared to plan. The Compensation Committee considers expense management to be particularly important to Technology and Operations Services because this business line has responsibility for a significant portion of the company's overall expenditures.

The resulting Bonus Funding Percentages were as follows for the NEOs:

NEO	Bonus Funding Percentage

Richard K. Davis Terrance R. Dolan Kathleen A. Rogers Andrew Cecere P.W. (Bill) Parker	96.7% (the Overall Bonus Funding Percentage)

Jeffry H. von Gillern	96.3% (the Bonus Funding Percentage for the Technology and Operations Services business line, for which Mr. von Gillern has responsibility)

Factoring in Individual Performance and Risk Sensitivity

The Compensation Committee considers the performance of the business lines managed by each executive officer and that executive officer's individual performance during the year. The Bonus Funding Percentage to be applied to an executive's Target Award Amount can be adjusted downward as well as upward based on these performance reviews. The Compensation Committee also uses a formal "risk scorecard" analysis, which can result in downward or upward adjustments to the Bonus Funding Percentage to reflect the executives' demonstrated sensitivity to risk. The Compensation Committee believes that it is important to retain the ability to recognize outstanding individual performance and risk mitigation in determining Annual Cash Incentive Payouts, as well as to acknowledge circumstances where individual performance improvements are suggested or where inappropriate risk-taking behaviors have occurred.

Individual performance criteria for all executive officers include performance relative to risk management, leadership, employee engagement, community involvement, involvement in special projects and new initiatives, and talent management, as well as factors including credit quality and audit, regulatory and compliance results. Finally, the Compensation Committee reviews the level of our corporate performance relative to our peer group in the principal profitability measures used by the Board in assessing corporate performance, as well as in relative levels of total shareholder return, as a check on the appropriateness of the award levels in the context of these operational performance measures.

Individual Performance and Risk Sensitivity Modifications Have Been Used Sparingly

Modifications to our NEOs' Bonus Funding Percentage based on their individual performance and risk sensitivity have historically been modest in scope and have resulted in decreased award payouts more often than increased payouts.

NEOs during 2013–2015, for example, collectively received increases three times, resulting in modifications of +4%, +5%, and +10%, and received decreases six times, resulting in modifications of –3%, –5% (three awards), and –7% (two awards). As described below, no such modifications were made in 2016.

2016 Actions and Results: The Compensation Committee determined that each NEO's applicable Bonus Funding Percentage appropriately reflected that executive's performance and contribution to the company in 2016. Accordingly, no performance-based modifications were made to the NEOs' Bonus Funding Percentages. An analysis of the NEOs' risk scorecard results also yielded no modifications.

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Compensation Discussion and Analysis

The resulting Annual Cash Incentive Payouts for 2016 were as follows for the NEOs serving in their executive roles at the time of the payout calculation in January 2017:

NEO	Percentage of Target Award Amount Paid Out	Dollar Value of Payout

Richard K. Davis	96.7%	$3,046,050

Terrance R. Dolan	96.7%	$695,031

Andrew Cecere	96.7%	$1,160,400

P.W. (Bill) Parker	96.7%	$755,469

Jeffry H. von Gillern	96.3%	$692,156

As described above, the calculation of Mr. Dolan's Annual Cash Incentive Payout was based on the base salary and Bonus Funding Percentage applicable to him when he was serving as CFO; his Target Award Percentage did not shift during the year.

Ms. Rogers's Annual Cash Incentive Payout of $466,000 was determined by using a prorated Target Award Amount to reflect the differing base salaries and Target Award Percentages applicable to the time she spent in her executive and non-executive roles in 2016.

Recoupment of Annual Cash Incentive Payouts

The Compensation Committee will evaluate the facts and circumstances surrounding a restatement of earnings, if any, and, in its sole discretion, may adjust and recoup cash incentive amounts paid to our CEO, any executive officers or any other employees as it deems appropriate, if attributable to incorrectly reported earnings.

Long-Term Incentive Awards

Establishing the Structure and Value of the Equity Awards

The Compensation Committee grants the executive officers equity awards to align their interests with those of long-term shareholders. As in each of the last several years, 75% of the value of each NEO's long-term incentive award in 2016 was granted in the form of PRSUs, and 25% was granted in the form of stock options. These awards were granted under the U.S. Bancorp 2015 Stock Incentive Plan.

The Compensation Committee believes that this award structure provides appropriately balanced incentives. The PRSUs receive more weight to emphasize the critical importance of corporate financial performance. On the other hand, the stock options add an extra incentive for long-term success because of their ten-year term and also provide more direct alignment with shareholder returns.

PRSUs are earned according to a formula tied to our one-year ROE performance, as described in detail below. Both earned PRSUs and stock options vest ratably over four years from the grant date, and PRSU awards are settled in shares of our common stock. Cash dividends on unvested PRSUs are accrued during the performance period, but accrued dividends are only paid after the end of the performance period on shares actually earned by the executives.

Each year in January, the Compensation Committee determines the dollar value of that year's long-term incentive awards to be granted to the executive officers, and the grants are made in February. In setting each year's award amounts, the Compensation Committee considers the relative market position of the awards and the total compensation for each executive, the proportion of each executive's total direct compensation to be delivered as a long-term incentive award, internal pay equity, executive performance and changes in responsibility, retention concerns, and corporate performance.

2016 Actions and Results: In January 2016, the Compensation Committee approved a one-time Appreciation Award for all employees. The purpose of the award was to recognize our employees for their loyalty and commitment in a difficult environment and to align their interests with those of shareholders. Employees whose compensation packages generally do not include equity awards received a grant of a set number of restricted stock units. Employees in higher pay grades, including the executive officers, received a 10% enhancement in the value of their long-term incentive award.

U.S. Bancorp 2017 Proxy Statement	38

Compensation Discussion and Analysis

In addition, the Compensation Committee increased the "base" value of the annual equity award to be received by several of the incumbent NEOs from their 2015 amounts as shown below (values reflect the fair market value of the award on the date of grant):

NEO	"Base" Value of 2016 Equity Award (excluding value of one-time Appreciation Award)	Value of 2015 Equity Award	% Increase	Total Value of 2016 Equity Award (including value of one-time Appreciation Award)

Richard K. Davis	$7,750,000	$7,750,000	0%	$8,525,000

Kathleen A. Rogers	$1,500,000	$1,000,000	50%	$1,650,000

Andrew Cecere	$5,250,000	$5,000,000	5%	$5,775,000

P.W. (Bill) Parker	$2,200,000	$2,000,000	10%	$2,420,000

Jeffry H. von Gillern	$1,600,000	$1,500,000	6.7%	$1,760,000

As with the base salary increases described above, the increases in "base" value of the annual equity awards were largely driven by market alignment considerations, particularly with respect to Ms. Rogers as she began her second year as Vice Chairman and Chief Financial Officer.

In addition to the equity award with a total value of $1,540,000 (including the Appreciation Award) that Mr. Dolan received in February 2016 as Vice Chairman, Wealth Management and Securities Services, he received an equity award with a value of $100,000 upon his promotion to Vice Chairman and Chief Financial Officer.

Selecting the Performance Metrics and Performance Period for the PRSU Awards

The number of PRSUs earned each year is determined according to a formula that uses a comparison of our actual ROE to target results established in our company's annual financial plan, as well as our ROE performance relative to that of our peer group companies. ROE is used as the performance metric because:

  ▶
  it directly reflects the return generated by the company on our shareholders' investment;

  ▶
  it encompasses profitability, efficiency, balance sheet management and financial leverage, and is among the most widely used indicators of financial performance in our industry;

  ▶
  achieving a high ROE requires prudent management of the tradeoffs between risk and return, requiring an appropriate balance between achieving the highest return on invested capital and managing risk within the company's established risk tolerance levels; and

  ▶
  using ROE as a performance metric aligns the interests of the executives with those of long-term shareholders, because sustaining a high ROE is a primary driver of strong earnings growth.

The Compensation Committee believes that using a one-year performance period for the PRSUs provides important clarity for the NEOs and a strong pay and performance link. The one-year performance period creates a clear sense that strong leadership and effort will directly affect the number of shares ultimately received. The Compensation Committee has carefully considered using a longer cycle for its performance-based equity awards, but believes that the continued uncertainty in the economy and the financial industry, as well as the regulatory environment affecting our business, could have a significant effect on the company's ROE over a longer time horizon that could mute the effects of management performance.

The link between performance and pay would be weakened and the incentive effect of the award reduced if members of executive management perceived that the relationship between their performance and the ultimate value of their award may be largely diluted by factors outside of their control. In addition, the PRSUs vest over a four-year period, which encourages executives to improve corporate performance during this longer period so that the company's stock price, and consequently the value of the award, increase while the award vests.

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Compensation Discussion and Analysis

Determining the Percentage of Target PRSUs Earned

At the time of each PRSU grant, the Compensation Committee establishes a one-year target level for U.S. Bancorp's absolute level of ROE, as well as a sliding scale of ROE achievement and corresponding incremental increases or decreases in award earn-out amounts. The absolute ROE target aligns with the company's annual financial plan, which is approved by the company's Board of Directors after consideration of, among other things, the degree of achievability. Target ROE is therefore designed to be a goal that is challenging yet reasonably achievable.

The ROE levels used in the PRSU performance matrix established by the Compensation Committee have been lowered over the last several years. These shifts in minimum, target and maximum ROE levels are directly linked to year-over-year changes in the company's annual financial plans that reflect external pressures on this performance metric. Industry-wide returns on common equity have been pressured by the impact of persistently low interest rates, sluggish economic growth, higher structural expenses driven by increased regulatory requirements, and higher capital and liquidity constraints imposed by regulations.

The Compensation Committee also establishes a sliding scale of ROE achieved relative to the ROE of our financial peer companies (which are listed below under "Peer Group Composition"), with median performance as the target level and corresponding increases or decreases in award earn-out amounts. The Compensation Committee uses a performance matrix reflecting both the absolute and relative ROE scales to determine the final PRSU award amounts earned by interpolation using the actual ROE level achieved during the year.

The Compensation Committee established the following performance matrix at the time the 2016 PRSU awards were granted, providing for the actual award amounts to range from 0% to 125% of the target number of units in each award:

2016 ROE PERFORMANCE MATRIX
		Percentage of Target PRSUs Earned
Company	Company ROE of 17.5% or more	75%	112.5%	125%

ROE	Company ROE Target (14.0%)	50%	100%	112.5%

Result	Company ROE of 10.5% or less (but >0%)	25%	50%	75%

(Vertical Axis)	Company ROE of 0% or less	0%	0%	0%

		Peer Group ROE Ranking at 25th %ile or below	Peer Group ROE Ranking at Median	Peer Group ROE Ranking at 75th %ile or above

		Peer Group ROE Ranking (Horizontal Axis)

The Compensation Committee believes that the PRSU earn-out structure provides an important balance between rewarding the achievement of absolute performance goals and strong relative performance. For example, if our absolute ROE is less than the specified ROE minimum for U.S. Bancorp, the target award number will not be earned, even if our relative ROE is at or above the 75th percentile in the peer group ROE ranking. Conversely, if our relative ROE is significantly below the median in the peer group, the executive will earn a below-target number of units, even if U.S. Bancorp's absolute ROE substantially exceeds the target ROE.

Thus, executives are not rewarded for poor performance simply because peer group members have even worse performance, nor are they rewarded for exceeding expectations (set at the beginning of the performance year) if performance relative to peers is substandard. In addition, by using a sliding scale for each ROE performance metric, the matrix takes into account the amount of variance from the ROE target and peer group ROE results, rewarding performance while mitigating the incentive for excessive risk taking that may result from an "all-or-nothing" award.

2016 Actions and Results: Our ROE in 2016 was 13.4%, compared to the target absolute level (on the vertical axis) of 14.0%. In relation to its financial peer group, U.S. Bancorp's 2016 ROE ranked first, which was above the 75th percentile (on the horizontal axis). The final calculation resulted in the number of PRSUs earned being equal to 106.1% of the target number of units granted.

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Compensation Discussion and Analysis

The number of units earned by each NEO for 2016 performance, as well as the number of stock options granted to each NEO in 2016, are reported in the Outstanding Equity Awards at 2016 Fiscal Year-End table later in this proxy statement.

Decision Making and Policies

Who Is Involved in Making Compensation Decisions

Executive compensation policy, practices and amounts are determined by the Compensation Committee, which is composed entirely of independent outside directors. The Compensation Committee has responsibility for setting each component of compensation for our CEO with the assistance and guidance of Frederic W. Cook & Co., Inc. ("FW Cook"), its independent compensation consultant. Our CEO and our executive vice president of human resources, also with the help of FW Cook, develop initial recommendations for all components of compensation for the executive officers other than the CEO and present their recommendations to the Compensation Committee for review and approval. The Compensation Committee also annually reviews the total amount and types of compensation paid to non-management members of the Board of Directors and recommends any changes to the independent directors for approval.

The Compensation Committee retains FW Cook to:

  ▶
  provide advice regarding compensation program design, competitive practices, market trends and peer group composition;

  ▶
  make recommendations to the Compensation Committee in setting the pay of our CEO;

  ▶
  provide the same advisory services to the Compensation Committee and our CEO and executive vice president of human resources regarding the compensation of the other executive officers; and

  ▶
  advise the Compensation Committee on director compensation.

FW Cook does not provide any other services to our company. Following a review of the relationship between the company and FW Cook in 2016, the Compensation Committee concluded that FW Cook's work for the Compensation Committee does not raise any conflicts of interest.

What Information Is Considered When Determining Compensation

In January of each year, the Compensation Committee takes the following actions with respect to compensation of our executive officers for the previous and upcoming year:

  ▶
  calculates the percentage of target PRSUs earned based on the previous year's absolute and relative ROE results;

  ▶
  determines the Annual Cash Incentive Payout for each executive officer based on the previous year's corporate and business line performance and after considering whether any modification to the executive's Bonus Funding Percentage is warranted based on his or her individual performance and sensitivity to risk during the previous year;

  ▶
  sets the upcoming year's base salary, Target Award Percentage for the annual cash incentive plan, and value and structure of the long-term incentive award for each executive officer;

  ▶
  establishes performance and aggregate payout targets for the upcoming year's annual cash incentive plan; and

  ▶
  establishes the performance matrix for the upcoming year's PRSU awards.

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Compensation Discussion and Analysis

These decisions are informed by a year's worth of information gathering and analysis on performance, risk, market practices and shareholder views, as summarized below:

As indicated above, the Compensation Committee performs several market checks per year in which it assesses the alignment of relative compensation levels within our peer group with relative performance levels to ensure that our pay levels are competitive with those of the companies with which we compete for executive talent, while remaining reasonable and appropriate. The Committee believes that the relative compensation of our NEOs within our peer group is appropriate, given U.S. Bancorp's asset size relative to the group and that it has consistently led its peers in the common industry measures of ROE, ROA and efficiency ratio over many years.

In making executive compensation determinations, our Compensation Committee has also considered the results of the non-binding, advisory shareholder votes on our executive compensation program in each year since 2009. Our shareholders approved our executive compensation program in each of those years, most recently approving it by 96.2% of shares present and entitled to vote at our 2016 annual meeting of shareholders. The Compensation Committee will continue to consider the results from this year's and future advisory shareholder votes regarding our executive compensation program.

In addition, in 2016 the company continued its annual shareholder engagement program, described on page 18 of this proxy statement, which includes discussion of executive compensation matters with some of our largest shareholders. The Compensation Committee was mindful of our shareholders' endorsement of the Compensation Committee's decisions and policies to date and decided to retain its general approach to executive compensation during 2016, with an emphasis on short- and long-term incentive compensation that rewards our most senior executives when they deliver value for our shareholders.

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Compensation Discussion and Analysis

Peer Group Composition

When performing market checks on the level of compensation of our CEO and the other executive officers, the Compensation Committee has been using the same peer group of financial services companies that management and the Board use for annual financial performance comparisons. This single peer group has been in place since 2009 and is composed of the following companies, ranked in order of asset size as of December 31, 2016:

2016 U.S. Bancorp Peer Group

▶ JPMorgan Chase & Co. ▶ Bank of America Corporation ▶ Wells Fargo & Company ▶ U.S. Bancorp ▶ The PNC Financial Services Group, Inc.	▶ BB&T Corporation ▶ SunTrust Banks, Inc. ▶ Fifth Third Bancorp ▶ KeyCorp ▶ Regions Financial Corporation

This group was recommended by management and chosen by the Board for financial comparison purposes because these financial institutions, along with U.S. Bancorp, are the ten largest financial services companies based in the United States that provide broadly comparable retail and commercial banking services, and they are the companies with which we compete for market share across our major business lines.

Some of the companies in the peer group are significantly larger than we are, and some are significantly smaller. Within this group, U.S. Bancorp is the fourth largest by asset size, total revenue, and total deposits. All of these peer companies are included in the KBW Bank Index, which we believe is the most appropriate stock market index to use for financial comparison purposes, and which is used in the Stock Performance Chart presented on page 145 of our 2016 Annual Report.

Our Compensation Committee has altered the peer group it is using for performing market checks on executive and director compensation for 2017 and going forward by removing Regions Financial Corporation and KeyCorp and adding Citigroup and Capital One Financial. The Board does not use Citigroup and Capital One Financial for financial comparison purposes because both companies' business mix is very different from our company's, but the Compensation Committee has decided to adopt the altered peer group for compensation purposes because it believes that these two institutions are more meaningful competitors in the marketplace for executive talent than are the two smallest institutions in our financial peer group.

The Compensation Committee also reviews and uses compensation data from a large group of diversified financial services companies as an additional point of comparison.

Risk Considerations in Setting Compensation Plans and Programs

Overview: Taking carefully considered risks is an integral part of any business strategy, and our compensation program is not intended to encourage management decisions that eliminate risk. Rather, the combination of various elements in our program is designed to encourage appropriate sensitivity to risk and mitigate the potential to reward risk taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and negatively affect shareholder value. Our compensation practices are also designed to reward performance while maintaining our core commitment to customer service and ethical principles. Together with the company's processes for strategic planning, its internal control over financial reporting and other financial and compliance policies and practices, the design of our compensation program helps to discourage management actions that demonstrate insensitivity to risk. We also structure our compensation program to comply with all relevant regulatory requirements, including, where applicable, foreign regulations that may be different from those in the United States.

Role of the Incentive Review Committee: As a large financial services company, we have been subject to a continuing review of incentive compensation policies and practices undertaken by the Federal Reserve Board since 2009. While participating in that review, we have undertaken a thorough analysis of every incentive compensation plan of the company, the individuals covered by each plan and the risks inherent in each plan's design and implementation. We also conduct validation and back-testing activities to ensure that compensation plans are correctly risk rated, the plans are

43	U.S. Bancorp 2017 Proxy Statement

Compensation Discussion and Analysis

designed to adequately mitigate risk inherent therein, and the plans are administered effectively. The Incentive Review Committee was created to oversee that review and to provide more comprehensive oversight of the relationship between the various kinds of risk we manage and our company's incentive compensation plans and programs. The Incentive Review Committee meets throughout the year and is responsible for the ultimate review and recommendation of all company incentive plans.

This committee reviews plan elements such as plan participants, performance measures, performance and payout curves or formulas, how target level performance is determined (including whether any thresholds and caps exist), how frequently payouts occur, and the mix of fixed and variable compensation that the plan delivers. The plans and programs are also reviewed from the standpoint of reasonableness (for example, how target pay levels compare to similar plans for similar employee groups at other companies, and how payout amounts relate to the results that generate the payments), how well the plans and programs are aligned with U.S. Bancorp's goals and objectives and with the company's risk appetite, and from an overall standpoint, whether these plans and programs represent an appropriate mix of short-term and long-term compensation.

As part of this review by our Incentive Review Committee, our management team, including senior risk officers and individuals from the compensation department, have identified the risks inherent in these programs and have modified plans and procedures where appropriate to mitigate certain potential risks. For example, most business line incentive compensation plans with a credit component track early defaults, or defaults that occur within the first 12 months, and must include a provision that allows the company to offset future payments by the amount of the previously paid incentives related to the early default.

In addition, a "risk scorecard" analysis measuring adequacy of risk management is undertaken for all senior management-level employees, including the executive officers; all employees who have credit responsibility and who participate in annual corporate cash incentive plans; and all employees who have been identified by the company as persons able, individually or as part of a group, to engage in risk-taking behavior that could be material to the company and who participate in annual corporate cash incentive plans. This analysis serves as the basis for annual cash incentive plan adjustments for these employees. Annually, the Incentive Review Committee also addresses risk events that pose a material adverse impact to the company or business line to determine whether an event should trigger cancellation of equity awards. The Incentive Review Committee has reviewed its process with the Compensation Committee and discussed the areas where compensation-related risks were being addressed by plan modifications, or were mitigated by internal controls or otherwise.

Role of the Compensation Committee: The Compensation Committee also conducts an annual risk assessment of the compensation packages and components for the executive officers. The Compensation Committee assesses the incentives for risk taking contained in the compensation program and balances them with the other goals of the compensation program. The Compensation Committee meets at that time with members of senior management for a discussion of the material risks our company faces, in order to assess those risks and the overall risk tolerance of the company approved by the Board of Directors in relation to the levels of risk inherent in the compensation plans and programs and the performance targets set each year.

U.S. Bancorp 2017 Proxy Statement	44

Compensation Discussion and Analysis

In evaluating the incentives for risk taking in compensation plans and policies for executive officers, the Compensation Committee considered the following risk-mitigating aspects of those plans and policies:

Overall Compensation Program Risk Mitigation Factors

▶

Long-Term Incentive Focus: The majority of the total compensation received by executive officers is in the form of equity awards with four-year vesting schedules, which helps to ensure that executives have significant value tied to long-term stock price performance and mitigates incentives to manage the company with an excessive focus on short-term gain.

Annual Cash Incentive Risk Mitigation Factors

▶

Broad Corporate Focus: The award payouts for all participants in the annual cash incentive plan, including our executive officers, are dependent to a large degree on our corporate EPS performance. This structure provides a common, consistent focus on the achievement of annual goals important to our overall success, while mitigating the incentives to take excessive risks in order to achieve goals that are more closely linked to individual performance.

▶

Specific Risk Sensitivity Analysis: A "risk scorecard" analysis is performed for all senior management-level employees, including executive officers, and is reviewed by our Incentive Review Committee. The results of this analysis may result in decreases in Annual Cash Incentive Payouts when inadequate risk management is demonstrated.

▶ Clawback Policy: The company's incentive compensation "clawback" policy discourages risk taking that would lead to improper financial reporting.
Long-Term Incentive Risk Mitigation Factors

▶

Specific Equity Cancellation Provisions: The equity award agreements for executive officers contain a provision that cancels the vesting of equity awards if it is determined that the executive exhibited an inadequate sensitivity to risk that caused a material adverse impact on the company or the executive's line of business.

▶

Choice of Performance Metric: The PRSUs use ROE as the measure of corporate performance for determining the final number of units earned under the award. Achieving a high ROE requires an appropriate balance between achieving the highest return on invested capital and managing risk within the company's established risk tolerance levels.

▶

Maximum PRSU Amount Limited to 125% of Target: The number of units that may be earned under the performance formula is capped at a modest level, which limits the potential incentive to take excessive risk in order to receive a greater number of shares.

▶

Sliding Scale Earn-Out Calculation: The PRSU performance matrix takes into account the amount of variance from the ROE target and peer group ROE results, mitigating the incentive for excessive risk taking that may result from an "all-or-nothing" award.

▶

Meaningful Stock Ownership Requirements: As described below, executives are required to hold significant amounts of company stock, which fosters the alignment of executives' interests with those of our long-term shareholders.

▶ Policy Prohibiting Hedging of Shares: Executives are prohibited from taking actions designed to hedge or offset any decrease in the market value of our common stock.

Based on a consideration of the foregoing reviews and factors, the Compensation Committee has determined that risks arising from the company's compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the company.

Stock Ownership Requirements

The Compensation Committee believes that significant ownership of our common stock by our executive officers directly aligns their interests with those of our other shareholders and also helps balance the incentives for risk taking

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Compensation Discussion and Analysis

inherent in equity-based awards. We have had a requirement for many years that our executives hold significant amounts of company stock. The current required ownership levels are:

Executive Officer	Ownership Level
CEO	6x base salary

Other executive officers	3x base salary

Unvested equity awards are not included in determining whether an executive officer satisfies these ownership levels. Until the applicable ownership level is met, the executive officers must hold 100% of the after-tax value of any vested stock award or exercised option.

As of December 31, 2016, all of our executive officers were in compliance with the stock ownership requirements. Most executive officers complied by holding stock valued in excess of their applicable salary multiple, and those who have not yet reached those levels (the most recently appointed executive officers) complied by holding 100% of the after-tax value of any vested stock award or exercised option.

Deductibility of Performance-Based Compensation

Annual cash incentive awards for the NEOs are granted under the EIP, which is designed to allow the company to issue awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Accordingly, the annual cash incentive plan sets the maximum award level that can be given to any NEO under the plan for any year at 0.2% of the company's net income for the year. The Compensation Committee then uses negative discretion to reduce the payout amount of an executive's cash incentive award to an amount that is determined based on the formula described above: Target Award Amount × (Bonus Funding Percentage +/- Individual Performance and Risk Sensitivity). The maximum award amount under the EIP was established principally to position these awards to comply with regulations under Section 162(m), and is not indicative of the expected payout amounts.

Annual equity awards are granted to our NEOs under the U.S. Bancorp 2015 Stock Incentive Plan. Based on the design of that plan, the PRSUs and stock options granted to NEOs are intended to qualify as performance-based compensation under Section 162(m).

We review all compensation programs and payments to determine the tax impact on the company as well as on the executive officers. In addition, we review the impact of our programs against other considerations, such as accounting impact, shareholder alignment, market competitiveness, effectiveness and perceived value to executives. Because many different factors influence a well-rounded, comprehensive executive compensation program, the Compensation Committee may award compensation that is not deductible under Section 162(m). In addition, there can be no assurance that compensation awards intended to qualify for tax deductibility under Section 162(m) will ultimately be determined by the Internal Revenue Service to so qualify.

Compensation Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our 2016 Annual Report on Form 10-K.

Compensation and Human Resources Committee of the Board of Directors of U.S. Bancorp

Arthur D. Collins, Jr., Chair	O'dell M. Owens, M.D., M.P.H.
Olivia F. Kirtley	Scott W. Wine
David B. O'Maley

U.S. Bancorp 2017 Proxy Statement	46

Executive Compensation

Executive Compensation

Summary Compensation Table

The following table shows the cash and non-cash compensation awarded to or earned by our NEOs for 2016.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Richard K. Davis	2016	1,400,000	6,393,750	2,131,250	3,046,050	2,359,264	15,680	15,345,994
Chairman and	2015	1,300,000	5,812,500	1,937,500	2,304,900	202,478	27,632	11,585,010
Chief Executive Officer	2014	1,200,000	5,625,000	1,875,000	2,465,100	8,192,618	15,358	19,373,076

Terrance R. Dolan[6,7]	2016	545,833	1,230,000	410,000	695,031	357,515	15,672	3,254,051
Vice Chairman and Chief Financial Officer

Kathleen A. Rogers[7,8]	2016	460,417	1,237,500	412,500	466,000	390,191	39,961	3,006,569
Former Vice Chairman and Chief Financial Officer	2015	475,000	750,000	250,000	485,688	298,453	14,705	2,273,846

Andrew Cecere	2016	800,000	4,331,250	1,443,750	1,160,400	884,538	31,478	8,651,416
President and	2015	750,000	3,750,000	1,250,000	920,250	43,399	28,053	6,741,702
Chief Operating Officer	2014	725,000	3,187,500	1,062,500	1,047,263	1,400,038	27,883	7,450,184

P.W. (Bill) Parker	2016	625,000	1,815,000	605,000	755,469	163,105	24,868	3,988,442
Vice Chairman and	2015	625,000	1,500,000	500,000	678,125	241,507	24,545	3,569,177
Chief Risk Officer	2014	550,000	1,312,500	437,500	627,688	471,963	24,170	3,423,821

Jeffry H. von Gillern[7]	2016	575,000	1,320,000	440,000	692,156	133,795	18,595	3,179,546
Vice Chairman, Technology and Operations Services	2015	550,000	1,125,000	375,000	587,125	57,651	21,589	2,716,365

1.
Stock Awards

  The amounts in this column are calculated based on the number of performance-based restricted stock units, or PRSUs, awarded and the fair market value of U.S. Bancorp common stock on the date the award was made in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718.

  The 2016 values in this table reflect the fair market value of each officer's target payout for the 2016 PRSUs on the grant date. The number of units subject to each of these awards that were earned based on our actual 2016 performance is equal to 106.1% of the awards' respective target amounts. The fair market value of the maximum potential payout amounts for these awards on the grant date was as follows: (i) Mr. Davis, $7,992,188; (ii) Mr. Dolan, $1,537,500; (iii) Ms. Rogers, $1,546,875; (iv) Mr. Cecere, $5,414,063; (v) Mr. Parker, $2,268,750; and (vi) Mr. von Gillern, $1,650,000.

2.
Option Awards

  The amounts in this column are based on the fair value of the stock option awards as estimated using the Black-Scholes option-pricing model in accordance with FASB ASC Topic 718. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 17 to our consolidated financial statements included in our 2016 Annual Report on Form 10-K.

3.
Non-Equity Incentive Plan Compensation

  The amounts in this column relate to awards granted under our EIP in January 2016, determined in January 2017 based on 2016 performance, and paid out in February 2017. The EIP and these awards are discussed above in the "Compensation Discussion and Analysis" section of this proxy statement.

  Ms. Rogers's award was paid out under our Annual Incentive Plan, the corporate incentive plan for management-level employees, because she was no longer an executive officer at the time the annual cash incentive payout determinations were made.

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Executive Compensation
4.
Change in Pension Value and Non-Qualified Deferred Compensation Earnings

  The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the U.S. Bank Pension Plan and the U.S. Bancorp Non-Qualified Retirement Plan. A number of factors can cause the amounts reflected in this column to vary significantly, including volatility in the discount rate applied to determine the value of future payment streams and changes to mortality assumptions.

  The change in present value amounts reported for 2016 are generally larger than those reported for 2015 for the respective NEOs. These larger "change" values are primarily due to the lower discount rates for year-end 2016, which are approximately 15 basis points lower than for year-end 2015, as well as higher annual cash incentive plan payout amounts in 2016 as compared to 2015.

  The net present values of the pension benefits as of December 31, 2016, used to calculate the net change in pension benefits were determined using the same assumptions used to determine our pension obligations and expense for financial statement purposes. See Note 16 to our consolidated financial statements included in our 2016 Annual Report on Form 10-K for these specific assumptions. Additional information about our Pension Plan and Non-Qualified Retirement Plan is included below under the heading "Pension Benefits." We have not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in this column.

5.
All Other Compensation

  The following table describes each component of the All Other Compensation column for 2016:

Name	Parking Reimbursement ($)	Matching Contribution into 401(k) Savings Plan ($)	Reimbursement of Financial Planning Expenses ($)	Executive Physical ($)	Home Security System Expenses ($)	Other ($)[a]	Total ($)
Mr. Davis	4,485	10,600	—	—	345	250	15,680

Mr. Dolan	4,485	10,600	—	—	587	—	15,672

Ms. Rogers	3,215	10,600	5,977	7,648	—	12,521	39,961

Mr. Cecere	4,485	10,600	12,975	2,755	663	—	31,478

Mr. Parker	4,485	10,600	3,035	6,748	—	—	24,868

Mr. von Gillern	4,485	10,600	320	2,653	537	—	18,595

  a.
  The amount for Mr. Davis represents a matching contribution under our charitable matching gifts program, which applies to all of our employees and directors. The amount for Ms. Rogers represents travel costs to Minneapolis during the time she served as Vice Chairman and Chief Financial Officer.

  Our company occasionally allows its executives the personal use of tickets for sporting and special events previously acquired by our company for the purpose of business entertainment. There is no incremental cost to our company for the use.

6.
Mr. Dolan served as Vice Chairman and Chief Financial Officer beginning August 1, 2016. He previously served as Vice Chairman, Wealth Management and Securities Services.
7.
Mr. Dolan was not an NEO in 2014 or 2015. Ms. Rogers and Mr. von Gillern were not NEOs in 2014. Accordingly, the table above reflects only their compensation for years they were NEOs.
8.
Ms. Rogers served as Vice Chairman and Chief Financial Officer through July 31, 2016. She has remained an employee of our company after stepping down from her executive role.

Grants of Plan-Based Awards

The following table summarizes the equity and non-equity plan-based awards granted in 2016 to the NEOs. The first line of information for each executive contains information about the 2016 annual cash incentive awards that each executive was granted under our EIP, and the remaining information relates to PRSUs and stock options granted in 2016 under the U.S. Bancorp 2015 Stock Incentive Plan.

U.S. Bancorp 2017 Proxy Statement	48

Executive Compensation

Grants of Plan-Based Awards for Fiscal 2016

		Date of Compensation Committee Meeting at	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]		Estimated Future Payouts Under Equity Incentive Plan Awards[4]			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Grant Date	Which Grant Was Approved	Target ($)[2]	Maximum ($)[3]	Threshold (#)	Target (#)	Maximum (#)	Options (#)[5]	Awards ($/Sh)	Awards ($)[6]
Richard K.	—	—	3,150,000	11,776,000	—	—	—	—	—	—
Davis	2/18/16	1/18/16	—	—	0	161,908	202,385	—	—	6,393,750
	2/18/16	1/18/16	—	—	—	—	—	207,320	39.49	2,131,250

Terrance R.	—	—	718,750	11,776,000	—	—	—	—	—	—
Dolan	2/18/16	1/18/16	—	—	0	29,247	36,558	—	—	1,155,000
	7/18/16	7/18/16	—	—	0	1,790	2,237	—	—	75,000
	2/18/16	1/18/16	—	—	—	—	—	37,455	39.49	385,000
	7/18/16	7/18/16	—	—	—	—	—	2,331	41.88	25,000

Kathleen A.	—	—	718,750	11,776,000	—	—	—	—	—	—
Rogers	2/18/16	1/18/16	—	—	0	31,337	39,171	—	—	1,237,500
	2/18/16	1/18/16	—	—	—	—	—	40,127	39.49	412,500

Andrew	—	—	1,200,000	11,776,000	—	—	—	—	—	—
Cecere	2/18/16	1/18/16	—	—	0	109,679	137,098	—	—	4,331,250
	2/18/16	1/18/16	—	—	—	—	—	140,445	39.49	1,443,750

P.W. (Bill)	—	—	781,250	11,776,000	—	—	—	—	—	—
Parker	2/18/16	1/18/16	—	—	0	45,961	57,451	—	—	1,815,000
	2/18/16	1/18/16	—	—	—	—	—	58,852	39.49	605,000

Jeffry H. von	—	—	718,750	11,776,000	—	—	—	—	—	—
Gillern	2/18/16	1/18/16	—	—	0	33,426	41,782	—	—	1,320,000
	2/18/16	1/18/16	—	—	—	—	—	42,802	39.49	440,000

1.
Estimated Future Payouts Under Non-Equity Incentive Plan Awards

  These columns show the potential payments for each of these executive officers under our EIP for 2016 performance. Actual annual cash incentive payout amounts are determined in accordance with a formula based on corporate EPS performance and business line pretax income performance, in each case ranging from 0% to 200% of target levels, subject to adjustment for individual performance and risk sensitivity. Additional information regarding how the payout amounts for these awards are determined is included above in "Compensation Discussion and Analysis — Annual Cash Incentive Awards," and the actual amounts paid based on our 2016 performance are reported above in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

2.
Target Estimated Future Payouts Under Non-Equity Incentive Plan Awards

  As described above in "Compensation Discussion and Analysis — Annual Cash Incentive Awards," the Compensation Committee establishes a target cash incentive amount for each NEO each year, expressed as a percentage of the executive's base salary.

  The Target Award Amount shown for each of Ms. Rogers and Mr. Dolan in this column reflects the base salary and Target Award Percentage applicable to them for the portion of 2016 each spent as Vice Chairman and Chief Financial Officer. The actual amount paid to Mr. Dolan in February 2017 under the EIP was based on his Target Award Amount as CFO, whereas the actual amount paid to Ms. Rogers under the Annual Incentive Plan in February 2017 was based on her contributions to our company in 2016 in both executive and non-executive roles.

3.
Maximum Estimated Future Payouts Under Non-Equity Incentive Plan Awards

  Our EIP provides the opportunity for each participant in the plan to earn a maximum cash incentive amount equal to 0.2% of our net income for the performance year. Our net income for the 2016 fiscal year was $5.888 billion, and 0.2% of net income was $11.776 million. As described above in "Compensation Discussion and Analysis — Deductibility of Performance-Based Compensation," the maximum amounts calculated in accordance with the EIP are not indicative of amounts the Compensation Committee expects to pay out.

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Executive Compensation
4.
Estimated Future Payouts under Equity Incentive Plan Awards

  These columns show the potential number of PRSUs that could have been earned by each of these executive officers in 2016. Depending on performance, 0% to 125% of the target number of PRSUs granted to the executive officers could have been earned. The number of units earned is determined using a sliding scale based on (i) our 2016 ROE result versus a predetermined target and (ii) our 2016 ROE ranking within our peer group. Based on our actual 2016 performance compared to the targets set in the award agreements for each executive, the number of units earned is equal to 106.1% of their respective targets. Additional information regarding how the PRSU awards are earned is included above in "Compensation Discussion and Analysis — Long-Term Incentive Awards," and the actual number of units earned by each NEO is included in the Outstanding Equity Awards at 2016 Fiscal Year-End table below.

  The earned PRSUs vest at 25% per year, with vesting dates of February 18, 2017, 2018, 2019 and 2020 to coincide with the grant date for the annual awards. In conjunction with his promotion to CFO, Mr. Dolan received an additional grant on July 18, 2016, with the same vesting schedule as his annual award. The PRSUs accrue an amount equal to the dividends paid on our shares of common stock, which is paid at the end of the performance period on the number of units earned.

5.
Option Awards

  These stock options vest at 25% per year, with vesting dates of February 18, 2017, 2018, 2019 and 2020 to coincide with the grant date for the annual awards. In conjunction with his promotion to CFO, Mr. Dolan received an additional grant on July 18, 2016, with the same vesting schedule as his annual award.

6.
Grant Date Fair Value of Stock and Option Awards

  The grant date fair value of the PRSUs was calculated using the target number of units multiplied by the closing market price of a share of our common stock on the grant date. The Black-Scholes option pricing model was used to estimate the grant date fair value of the options in this column. Use of this model should not be construed as an endorsement of its accuracy. All stock option pricing models require predictions about the future movement of the stock price.

  The assumptions used to develop the grant date valuations for the options granted on February 18, 2016, were as follows: risk-free rate of return of 1.29%, dividend rate of 2.6%, volatility rate of 35.69%, quarterly reinvestment of dividends, and an average term of 5.5 years. The assumptions used to develop the grant date valuations for the options granted on July 18, 2016, were as follows: risk-free rate return of 1.21%, dividend rate of 2.6%, volatility rate of 35.35%, quarterly reinvestment of dividends, and an average term of 5.5 years.

  No adjustments have been made for non-transferability or risk of forfeiture. The real value of the stock options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.

U.S. Bancorp 2017 Proxy Statement	50

Executive Compensation

Outstanding Equity Awards

The following table shows the unexercised stock options and the unvested restricted stock, restricted stock units and PRSUs held at the end of fiscal year 2016 by the NEOs.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[1]
Richard K. Davis	—	207,320	(2)	39.49	2/18/2026	—		—
	39,541	118,624	(3)	44.32	2/19/2025	—		—
	82,383	82,383	(4)	40.32	2/20/2024	—		—
	108,114	36,038	(5)	33.99	2/14/2023	—		—
	294,696	—		28.63	2/15/2022	—		—
	260,172	—		28.70	2/16/2021	—		—
	300,122	—		23.86	2/16/2020	—		—
	305,625	—		25.35	10/22/2019	—		—
	707,726	—		31.04	1/16/2018	—		—
	—	—		—	—	171,784	(6)	8,824,544
	—	—		—	—	102,588	(7)	5,269,946
	—	—		—	—	73,102	(8)	3,755,250
	—	—		—	—	42,630	(9)	2,189,903

Terrance R. Dolan	—	2,331	(2)	41.88	7/18/2026	—
	—	37,455	(2)	39.49	2/18/2026	—		—
	6,632	19,899	(3)	44.32	2/19/2025	—		—
	13,291	13,292	(4)	40.32	2/20/2024	—		—
	18,688	6,230	(5)	33.99	2/14/2023	—		—
	54,029	—		28.63	2/15/2022	—		—
	47,305	—		28.70	2/16/2021	—		—
	—	—		—	—	1,899	(6)	97,552
	—	—		—	—	31,031	(6)	1,594,062
	—	—		—	—	17,208	(7)	883,975
	—	—		—	—	11,794	(8)	605,858
	—	—		—	—	7,369	(9)	378,546

Kathleen A. Rogers	—	40,127	(2)	39.49	2/18/2026	—		—
	5,102	15,308	(3)	44.32	2/19/2025	—		—
	4,881	—		28.63	2/15/2022	—		—
	1,331	—		28.70	2/16/2021	—		—
	—	—		—	—	33,248	(6)	1,707,950
	—	—		—	—	13,235	(7)	679,882
	—	—		—	—	5,581	(10)	286,696
	—	—		—	—	2,133	(11)	109,572

Andrew Cecere	—	140,445	(2)	39.49	2/18/2026	—		—
	25,511	76,533	(3)	44.32	2/19/2025	—		—
	46,683	46,683	(4)	40.32	2/20/2024	—		—
	63,711	21,237	(5)	33.99	2/14/2023	—		—
	184,187	—		28.63	2/15/2022	—		—
	165,564	—		28.70	2/16/2021	—		—
	183,374	—		25.35	10/22/2019	—		—
	374,636	—		31.04	1/16/2018	—		—
	—	—		—	—	116,369	(6)	5,977,876
	—	—		—	—	66,186	(7)	3,399,975
	—	—		—	—	41,424	(8)	2,127,951
	—	—		—	—	25,121	(9)	1,290,466

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Executive Compensation

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[1]
P.W. (Bill) Parker	—	58,852	(2)	39.49	2/18/2026	—		—
	10,204	30,615	(3)	44.32	2/19/2025	—		—
	19,222	19,223	(4)	40.32	2/20/2024	—		—
	22,086	7,363	(5)	33.99	2/14/2023	—		—
	—	—		—	—	48,764	(6)	2,505,007
	—	—		—	—	26,472	(7)	1,359,867
	—	—		—	—	17,056	(8)	876,167
	—	—		—	—	8,709	(9)	447,381

Jeffry H. von Gillern	—	42,802	(2)	39.49	2/18/2026	—		—
	7,653	22,961	(3)	44.32	2/19/2025	—		—
	14,500	14,500	(4)	40.32	2/20/2024	—		—
	20,387	6,796	(5)	33.99	2/14/2023	—		—
	13,508	—		28.63	2/15/2022	—		—
	—	—		—	—	35,464	(6)	1,821,786
	—	—		—	—	19,854	(7)	1,019,900
	—	—		—	—	12,865	(8)	660,875
	—	—		—	—	8,039	(9)	412,963

1.
The amounts in this column are calculated using a per share value of $51.37, the closing market price of a share of our common stock on December 30, 2016, the last business day of the year.

2.
These non-qualified stock options vest at the rate of 25% per year, with vesting dates of February 18, 2017, 2018, 2019 and 2020.

3.
These non-qualified stock options vest at the rate of 25% per year; 25% vested on February 19, 2016, with remaining vesting to occur on February 19, 2017, 2018 and 2019.

4.
These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of February 20, 2015 and 2016, with remaining vesting to occur on February 20, 2017 and 2018.

5.
These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of February 14, 2014, 2015 and 2016, with remaining vesting to occur on February 14, 2017.

6.
These PRSUs, the number of which was determined based on our actual 2016 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year, with vesting dates of February 18, 2017, 2018, 2019 and 2020.

7.
These PRSUs, the number of which was determined based on our actual 2015 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on February 19, 2016, with remaining vesting to occur on February 19, 2017, 2018 and 2019.

8.
These PRSUs, the number of which was determined based on our actual 2014 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on each of February 20, 2015 and 2016, with remaining vesting to occur on February 20, 2017 and 2018.

9.
These PRSUs, the number of which was determined based on our actual 2013 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on each of February 14, 2014, 2015 and 2016, with remaining vesting to occur on February 14, 2017.

10.
These restricted stock units vest at the rate of 25% per year; 25% vested on February 20, 2015 and 2016, with remaining vesting to occur on February 20, 2017 and 2018.

11.
These restricted shares vest at the rate of 25% per year; 25% vested on each of February 14, 2014, 2015 and 2016, with remaining vesting to occur on February 14, 2017.

U.S. Bancorp 2017 Proxy Statement	52

Executive Compensation

Option Exercises and Stock Vested

The following table summarizes information with respect to stock option awards exercised and restricted stock, restricted stock units, and PRSUs vested during fiscal 2016 for each of the NEOs.

Option Exercises and Stock Vested during Fiscal 2016

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Richard K. Davis	1,669,118	19,085,830	147,274	5,843,210

Terrance R. Dolan	55,205	1,195,578	25,216	1,000,346

Kathleen A. Rogers	—	—	11,070	438,549

Andrew Cecere	821,691	9,400,192	89,080	3,533,180

P.W. (Bill) Parker	122,981	1,982,544	33,404	1,325,041

Jeffry H. von Gillern	96,476	745,006	27,302	1,082,970

1.
Value Realized on Exercise

  Value determined by subtracting the exercise price per share from the market value per share of our common stock at the time of exercise and multiplying the difference by the number of shares acquired on exercise.

2.
Value Realized on Vesting

  Value determined by multiplying the number of vested shares or units by the opening market price of a share of our common stock on the vesting date, or on the next business day in the event the vesting date is not a business day.

Pension Benefits

Defined Benefit Pension Plans

The U.S. Bank Pension Plan was created through the merger of the former U.S. Bancorp's career average pay defined benefit plan, known as the "U.S. Bancorp Cash Balance Pension Plan," and the former Firstar Corporation's non-contributory defined benefit plan, which was primarily a final average pay plan. Under the U.S. Bank Pension Plan, benefits are calculated using a final average pay formula, based upon the employee's years of service and average salary during the five consecutive years of service in which compensation was the highest during the ten years prior to retirement, with a normal retirement age of 65.

Effective January 1, 2010, our company established a new cash balance formula for certain current and all future eligible employees. Participants will receive annual pay credits based on eligible pay multiplied by a percentage determined by their age and years of service. Participants will also receive an annual interest credit. Participants in the pension plan that elected to receive pension benefits using the cash balance formula had their existing benefits in the pension plan frozen and will earn future benefits under the cash balance formula.

Substantially all employees are eligible to receive benefits under the U.S. Bank Pension Plan. Participation requires one year of service with U.S. Bancorp or its affiliates, and vesting of benefits requires five years of service for benefits under the final average pay formula and three years of service for benefits under the post-2009 cash balance formula. Messrs. Cecere, Parker and von Gillern were the only NEOs who elected to receive pension benefits using the cash balance formula.

Although no new benefits are accrued under the former U.S. Bancorp Cash Balance Pension Plan formula and Firstar Corporation's plan formula for service after 2001, benefits previously earned under those plans have been preserved and will be part of a retiree's total retirement benefit. In order to preserve the relative value of benefits that use the final average pay formula, subsequent changes in compensation (but not in service) may increase the amount of those benefits.

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Executive Compensation

Federal laws limit the amount of compensation we may consider when determining benefits payable under qualified defined benefit pension plans. We also maintain a non-contributory, non-qualified retirement plan that pays the excess pension benefits that would have been payable under our current and prior qualified defined benefit pension plans if the federal limits were not in effect.

Mr. Davis and Ms. Rogers earned benefits under the former Firstar Corporation plan that will be included in their ultimate retirement benefits. Messrs. Cecere, Dolan, Parker and von Gillern earned benefits under the former U.S. Bancorp Cash Balance Pension Plan that will be included in their ultimate retirement benefits.

Supplemental Retirement Benefits

Certain of our executive officers, including all of the NEOs except for Ms. Rogers, are eligible for a supplemental benefit that augments benefits earned under the U.S. Bank Pension Plan and the non-qualified excess benefits discussed above. The supplemental benefit ensures that eligible executives receive a total retirement benefit equal to a fixed percentage of the executive's final average cash compensation. In the case of Messrs. Dolan, Parker and von Gillern, their supplemental benefits were frozen in 2001. For purposes of this supplemental benefit, final average cash compensation includes annual base salary, annual cash bonuses and other cash compensation awards as determined by the Compensation Committee. Eligibility for these supplemental benefits has been determined by the Compensation Committee based on individual performance and level of responsibility.

Vesting of the supplemental benefit is generally subject to certain conditions, including that an executive officer provide a certain number of years of service determined by the Compensation Committee. Mr. Davis is eligible for an amount of total retirement benefits at age 62 equal to 60% of the average cash compensation during his five consecutive years of service in which he is most highly compensated, and he is fully vested in these benefits. Mr. Cecere is eligible for an amount of total retirement benefits at age 65 equal to 55% of the average cash compensation during his final three years of service, reduced by his estimated retirement benefits from Social Security. Mr. Cecere is fully vested in a portion of his supplemental benefit, with his vested portion increasing on a pro rata basis up to age 60. Mr. Dolan has a frozen monthly annuity of $522 in which he is fully vested, payable as early as his termination date. Mr. Parker has a frozen monthly annuity benefit of $1,761 in which he is fully vested, payable as early as his termination date. Mr. von Gillern also has a frozen monthly annuity benefit of $138 in which he is fully vested, payable as early as his termination date.

For Mr. Davis, the standard form of payment of the supplemental benefit is a ten-year certain, single life annuity. For a portion of Mr. Cecere's supplemental benefit, the standard form is either a lump sum or a joint and survivor annuity, depending on the present value of the lump sum at retirement, and for the remaining portion of the benefit, the standard form is a joint and survivor annuity. For the supplemental benefits for Messrs. Dolan, Parker and von Gillern, the standard form is either a lump sum or a joint and survivor annuity, depending on the present value of the lump sum at retirement. Each of Messrs. Davis and Cecere has the option of electing to receive his supplemental benefit in other various forms of annuity benefits. In general, this election must be made prior to the applicable officer's retirement date. In addition, Mr. Davis has the option to elect to receive the pre-2005 portion of his supplemental benefit as a lump sum distribution, and Mr. Cecere has the option to elect to receive his entire supplemental benefit as a lump sum. This election must be made at least 12 months prior to the applicable officer's retirement date, and Mr. Cecere has made such an election.

The present value of the supplemental benefit for Messrs. Dolan, Parker and von Gillern is currently less than $400,000, so their supplemental benefit will be paid in a lump sum. Each of Messrs. Dolan, Parker and von Gillern has the option to make an election to receive his supplemental benefit as an annuity if the election is made 12 months prior to the applicable officer's termination date, the officer is over age 55, and the present value exceeds $50,000. The amount of the lump sum distribution equals the actuarial equivalent of the annuity form of payment and is calculated using substantially similar actuarial assumptions as for our pension plan obligations discussed in Note 16 to our consolidated financial statements included in our 2016 Annual Report on Form 10-K. The means of calculating the various annuity benefits are described in the pension plan.

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Pension Benefits for Fiscal 2016

The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the NEOs.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)[1,2]		Payments During Last Fiscal Year ($)
Richard K. Davis	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	23	22,366,779		—
	Excess Benefit	23	9,683,129		—
	U.S. Bank Pension Plan	23	787,867		—

	Total		32,837,775	(3)	—

Terrance R. Dolan	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	3	59,460		—
	Excess Benefit	18	1,836,350		—
	U.S. Bank Pension Plan	18	518,298		—

	Total		2,414,108	(4)	—

Kathleen A. Rogers	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	N/A	N/A		—
	Excess Benefits	28	1,006,328		—
	U.S. Bank Pension Plan	28	669,618		—

	Total		1,675,946	(4)	—

Andrew Cecere	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	31	2,901,178		—
	Excess Benefit	31	3,409,158		—
	U.S. Bank Pension Plan	31	557,031		—

	Total		6,867,367	(5)	—

P.W. (Bill) Parker	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	18	233,838		—
	Excess Benefit	33	1,969,681		—
	U.S. Bank Pension Plan	33	692,007		—

	Total		2,895,526	(4)

Jeffry H. von Gillern	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	1	12,973		—
	Excess Benefit	16	594,645		—
	U.S. Bank Pension Plan	16	263,660		—

	Total		871,278	(4)

1.
The measurement date and material actuarial assumptions applied in quantifying the present value of the current accrued benefits are discussed in Note 16 to our consolidated financial statements included in our 2016 Annual Report on Form 10-K. These assumptions include the use of a 4.13% discount rate for the supplemental and excess plans and a 4.28% discount rate for the qualified pension plan. The mortality assumptions used are based on the RP 2014 mortality table projected generationally using a customized RPEC_2014 scale. The average pay used for the benefit calculations was historical pay through the measurement date (December 31, 2016).

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  The amounts in this column were calculated based on the earliest age at which the applicable officer is entitled to receive unreduced retirement benefits and ignore any vesting requirements. The earliest age of unreduced retirement benefits is 62 for Mr. Davis and 65 for Messrs. Dolan, Cecere, Parker, and von Gillern and Ms. Rogers.

2.
In the event of the death of one of the officers in this table, a pre-established percentage of the officer's pension benefits will be paid to the officer's beneficiary. The actual percentage paid to the beneficiary is dependent on the form of payment of benefits elected by the officer. The default percentage is 50% to the officer's spouse. An additional lump sum death benefit may be payable based on certain actuarial calculations. The present value of the payments to an officer's beneficiary would not exceed the total present value of accumulated benefits shown in this column.
3.
Mr. Davis is 100% vested and eligible to begin receiving his U.S. Bank Pension Plan benefit and the pre-2005 portion of his excess and supplemental benefits upon retirement. The remainder of his excess and supplemental benefits are payable upon the later of age 62 or retirement. The portion of his benefits available at retirement are reduced by an early retirement benefit formula specified in the applicable plan for each year prior to his reaching age 62. The early retirement benefit formula reduces the annual pension benefit amount payable to Mr. Davis due to the longer benefit payment period related to the earlier commencement of benefits.
4.
Messrs. Dolan, Parker, and von Gillern and Ms. Rogers are currently vested in 100% of their pension benefits.
5.
Mr. Cecere is 100% vested and eligible to begin receiving his U.S. Bank Pension Plan benefit and the pre-2005 portion of his excess and supplemental benefits upon retirement at any age. The remainder of his excess and supplemental benefits are payable upon the later of age 62 or retirement. If any of the vested benefits are paid before Mr. Cecere reaches age 65, the benefits are reduced by certain early retirement benefit formulas specified in the applicable plan for each year prior to Mr. Cecere's reaching age 65. These early retirement benefit formulas reduce the annual pension benefit amount payable to Mr. Cecere due to the longer benefit payment period related to the earlier commencement of benefits.

Nonqualified Deferred Compensation

Under the U.S. Bank Executive Employees Deferred Compensation Plan (2005 Statement) (the "Executive Deferred Compensation Plan"), members of our senior management, including all of our executive officers, may choose to defer all or a part of their annual base salary and annual cash incentive payments. The minimum amount that can be deferred in any calendar year is $1,000. Cash compensation that is deferred is deemed to be invested in one of several investment funds, including a U.S. Bancorp common stock fund, as selected by the participant.

Shown below are the rates of return for each of the investment options (also known as measurement funds) available under the Executive Deferred Compensation Plan for the period from January 1, 2016, through December 30, 2016:

Fund Name	2016 Returns
Stable Value Fund	1.74%

Bond Index Fund	2.52%

Active Bond Fund	2.46%

US Large Cap Equity Index Fund	11.86%

US Small-Mid Equity Index Fund	16.08%

Active US Small-Mid Equity Fund	14.52%

International Equity Index Fund	2.41%

Active International Equity Fund	–1.24%

Deferred Savings U.S. Bancorp Stock Fund	23.13%

Amounts deferred under the Executive Deferred Compensation Plan are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of the hypothetical investment options selected by the plan participant. Plan participants are allowed to change their investment elections at any time, but the

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Executive Compensation

changes are only effective at the beginning of the following calendar quarter. The measurement funds are merely measuring tools to determine the amount by which account balances will be debited or credited to reflect deemed investment returns on deferred compensation.

Although the plan administrator has established procedures permitting a plan participant to reallocate deferred amounts among these investment alternatives after the initial election to defer, the election to defer is irrevocable, and the deferred compensation will not be paid to the executive officer until his or her retirement or earlier termination of employment. At that time, the participant will receive, depending upon the payment choice and investment alternatives selected by the executive officer, payment of the amounts credited to his or her account under the plan in a lump-sum cash payment or in annual installments over 5, 10, 15 or 20 years. Payments are made ratably in cash from each of the investment alternatives in which the officer has a balance, except the stock fund, which is generally paid in shares. If a participant dies before the entire deferred amount has been distributed, the undistributed portion will be paid to the participant's beneficiary. The benefits under the plan otherwise are not transferable by the participant.

Prior to the establishment of the Executive Deferred Compensation Plan, members of our senior management could defer annual salary and annual cash incentive compensation into a prior U.S. Bancorp deferred compensation plan. Mr. Davis has deferred amounts under our prior plan.

The following table summarizes information with respect to the participation of the NEOs in any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Nonqualified Deferred Compensation for Fiscal 2016

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[1]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard K. Davis	—	—	707,078	—	3,764,695	(2)

Terrance R. Dolan	—	—	—	—	—

Kathleen A. Rogers	—	—	—	—	—

Andrew Cecere	—	—	—	—	—

P.W. (Bill) Parker	223,781	—	35,896	—	1,325,279	(3)

Jeffry H. von Gillern	—	—	—	—	—

1.
The amount reported in this column represents the change during the last fiscal year in the value of the underlying investment fund or U.S. Bancorp stock fund in which the executive officer's deferred amounts were deemed to be invested and any increases in the deferred amounts due to dividends payable upon those funds.
2.
Of this amount, $776,000 represents deferrals of cash compensation from prior years that were reported in the Summary Compensation Table in our proxy statement for the relevant years. The remaining balance represents the cumulative earnings on the original deferred amounts.
3.
Of this amount, $456,251 represents deferrals of cash compensation that was earned in 2014, 2015 and 2016. These amounts were included as part of the pay reported in the Summary Compensation Table in our proxy statement for the relevant years.

Potential Payments Upon Termination or Change-in-Control

General

Any NEO whose employment is voluntarily or involuntarily terminated is entitled to the payments or other benefits that the officer has accrued and is vested in under the benefit plans discussed above in this proxy statement, including under the heading "Pension Benefits." Except as is specifically described below with respect to disability, death or

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termination of employment following a change-in-control of U.S. Bancorp, no NEO is entitled to any other benefits upon any employment termination or change-in-control scenario.

Payments Made Upon Disability

Cash Payments: Under the terms of the U.S. Bancorp Non-Qualified Retirement Plan, Messrs. Davis and Cecere are eligible for an annual disability benefit that is equal to 60% of their current annual cash compensation. The definition of disability is similar to that used for the disability plan covering all employees. The definition of annual cash compensation is the same definition as is used to calculate supplemental pension benefits under this plan, without using a five-year average.

Messrs. Dolan, Parker, and von Gillern and Ms. Rogers are eligible for an annual disability benefit of $150,000 (equal to 50% of their annual cash compensation, up to $300,000 of compensation) under the terms of the U.S. Bank Long-Term Disability Insurance Plan insured by Hartford Life and Accident Insurance Company. Optional additional disability insurance is available for purchase by those NEOs. The definition of disability is generally that a participant is unable to perform material duties of his or her own occupation for 24 months following the six-month elimination period, or any occupation after 24 months, and suffers a loss of at least 20% in predisability earnings. The definition of annual cash compensation is actual cash compensation for a one-year period ending September 30. The disability benefit for any of the officers would be reduced by any benefits payable under the U.S. Bank Pension Plan, Social Security or worker's compensation. The payments continue until the participant dies, ceases to have a disability or reaches normal retirement age.

Effect on Equity Awards: If the employment of any of our officers who have received equity compensation awards is terminated due to disability, the terms of our stock option and PRSU agreements provide that the vesting and other terms of those awards will continue as if the termination of employment did not occur. With the exception of Ms. Rogers, no financial information for the event of disability is set forth below in the Potential Payments Upon Disability, Death, or Termination After a Change-in-Control table for the equity awards held by our NEOs, as there is no immediate financial impact upon the occurrence of any of these events. Ms. Rogers holds unvested restricted stock and restricted stock units she was granted before becoming an executive officer, and the agreements governing those awards provide for the acceleration of any unvested restricted shares or restricted stock units in the event of long-term disability.

Payments Made Upon Death

Cash Payments: NEOs are eligible to receive life insurance benefits under the same plans available to our other employees. Their benefit is equal to their annual cash compensation up to $300,000. In addition, optional term life insurance is available for purchase. As this benefit is generally available to all salaried employees and does not discriminate in scope, terms, or operation in favor of the officers, the value has not been quantified in the Potential Payments Upon Disability, Death, or Termination After a Change-in-Control table.

Effect on Equity Awards: All of our equity award agreements provide for the acceleration of any unvested award upon the death of the NEO. For PRSUs, the target number of units will vest if the death occurs before the performance period has ended, and the earned number of units will vest if the death occurs on or after the last day of the performance period. The stock option agreements generally provide that the administrator of the officer's estate has a three-year period after death during which to exercise the options.

Payments Upon Termination After a Change-in-Control

Cash Payments: During 2016, we terminated the legacy severance agreements several of our executive officers had held. These agreements had provided for cash benefits upon a termination of employment under certain circumstances within 24 months of a change-in-control. None of our NEOs is currently entitled to any cash payments in connection with a change-in-control of U.S. Bancorp.

Effect on Equity Awards: All of our equity award agreements provide for acceleration of the vesting of any unvested award if an NEO's employment is terminated within 12 months after a change-in-control of U.S. Bancorp other than for cause. For PRSUs, the target number of units will vest if the qualifying termination occurs before the performance period has ended, and the earned number of units will vest if the qualifying termination occurs on or after the last day of the performance period. Accelerated stock options may be exercised at any time during the 12 months following the NEO's termination.

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Executive Compensation

Quantification of Estimated Payments and Benefits

The following table shows potential annual cash payments to the NEOs upon disability and the potential benefits the NEOs could accrue through accelerated equity vesting upon death or termination of employment (other than for cause) following a change-in-control of U.S. Bancorp. No information regarding pension amounts payable to the NEOs is shown in the following table; applicable pension amounts payable to these executive officers are discussed above under the heading "Pension Benefits."

The amounts shown assume that termination was effective as of December 30, 2016, the last business day of the year, and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and cash incentive payments earned by the executives during 2016. The actual amounts to be paid can only be determined at the time of an executive's termination.

Potential Payments Upon Disability, Death, or Termination After a Change-in-Control

Name	Type of Payment	Annual Disability Payments ($)		Payments Upon Death ($)	Payments Upon Termination After a Change-In-Control ($)
Richard K. Davis
	Base Pay	840,000		—	—
	Bonus	1,827,630		—	—
	Acceleration of Unvested Equity Awards:
	Stock Options[1]	—		4,835,933	4,835,933
	PRSUs[2]	—		20,039,642	20,039,642

	Total	2,667,630		24,875,575	24,875,575

Terrance R. Dolan
	Base Pay	150,000		—	—
	Bonus	—		—	—
	Acceleration of Unvested Equity Awards:
	Stock Options[1]	—		862,529	862,529
	PRSUs[2]	—		3,559,992	3,559,992

	Total	150,000		4,422,521	4,422,521

Kathleen A. Rogers
	Base Pay	150,000		—	—
	Bonus	—		—	—
	Acceleration of Unvested Equity Awards:
	Stock Options[1]	—		584,630	584,630
	Restricted Stock, Restricted Stock
	Units and PRSUs[2]	396,268	(3)	2,784,100	2,784,100

	Total	546,268	(4)	3,368,730	3,368,730

Andrew Cecere
	Base Pay	480,000		—	—
	Bonus	696,240		—	—
	Acceleration of Unvested Equity Awards:
	Stock Options[1]	—		3,092,990	3,092,990
	PRSUs[2]	—		12,796,267	12,796,267

	Total	1,176,240		15,889,257	15,889,257

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Name	Type of Payment	Annual Disability Payments ($)		Payments Upon Death ($)	Payments Upon Termination After a Change-In-Control ($)
P.W. (Bill) Parker
	Base Pay	150,000		—	—
	Bonus	—		—	—
	Acceleration of Unvested Equity Awards:
	Stock Options[1]	—		1,255,381	1,255,381
	PRSUs[2]	—		5,188,421	5,188,421

	Total	150,000		6,443,802	6,443,802

Jeffry H. von Gillern
	Base Pay	150,000		—	—
	Bonus	—		—	—
	Acceleration of Unvested Equity Awards:
	Stock Options[1]	—		948,702	948,702
	PRSUs[2]	—		3,915,524	3,915,524

	Total	150,000	(4)	4,864,226	4,864,226

1.
Value computed for each stock option grant by multiplying (i) the difference between (a) $51.37, the closing market price of a share of our common stock on December 30, 2016, the last business day of the year, and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option that vest.
2.
Value determined by multiplying the number of shares or units that vest by $51.37, the closing market price of a share of our common stock on December 30, 2016, the last business day of the year. The value of the PRSUs is based on the number of units earned in the applicable performance period.
3.
Represents the one-time value realized through accelerated vesting of restricted stock and restricted stock units. Not an annual amount.
4.
Ms. Rogers and Mr. von Gillern elected to purchase additional disability insurance, which is not included in this table.

U.S. Bancorp 2017 Proxy Statement	60

Director Compensation

Director Compensation

Compensation for 2016

Our non-employee directors received the following cash fees for serving on the Board in 2016:

Retainer
Annual retainer for service on the Board	$90,000

Additional annual retainer for Lead Director	$50,000

Additional annual retainer for chairs of Community Reinvestment and Public Policy, Compensation and Human Resources, and Governance Committees	$20,000

Additional annual retainer for chairs of Audit and Risk Management Committees	$32,500

Additional annual retainer for other members of Audit and Risk Management Committees	$7,500

Each non-employee director who served on U.S. Bancorp's primary banking subsidiary's board of directors or on any ad hoc committee of the U.S. Bancorp Board of Directors received $1,500 per meeting for that service. Each non-employee director was also paid $1,500 for each meeting he or she attended that was not a regularly scheduled Board or committee meeting.

In addition, each non-employee director received an annual award of restricted stock units with a grant date fair value of approximately $140,000 under the U.S. Bancorp 2015 Stock Incentive Plan. This plan provides that no non-employee director may receive an equity award or awards with an aggregate grant date fair value in excess of $600,000 in any calendar year. The restricted stock units were fully vested at the time of grant, but the underlying shares will not be delivered until the director ceases to serve on the board. Each non-employee director may elect to have all of his or her shares delivered promptly following cessation of service or to have the shares delivered through ten annual installments. Each non-employee director is entitled to receive additional fully vested restricted stock units having a fair market value equal to the amount of dividends he or she would have received had restricted stock been awarded instead of restricted stock units.

The Compensation Committee retained FW Cook to provide advice regarding competitive compensation practices, peer analysis and recommendations to the Compensation Committee for guidance with respect to director compensation in 2016. To determine director compensation for 2016, the Compensation Committee reviewed director compensation information for our peer group companies to check the alignment of our compensation package with market practice and current trends.

Director Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for each non-employee director equal to five times the annual cash retainer. New directors must satisfy this guideline within five years after joining the Board. As of December 31, 2016, all of the directors have sufficient holdings to meet or exceed the stock ownership requirements, or have not yet served on our Board for five years.

Deferred Compensation Plan Participation

Under the U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement) (the "Director Deferred Compensation Plan"), our non-employee directors may choose to defer all or a part of their cash fees. The minimum amount that can be deferred in any calendar year is $1,000. Cash fees that are deferred are deemed to be invested in one of several investment funds, including a U.S. Bancorp common stock fund, as selected by the participant.

These investment alternatives are the same as those available under the Executive Deferred Compensation Plan. See "Executive Compensation — Nonqualified Deferred Compensation" above for the rates of return for 2016 for each of these investment options (also known as measurement funds). The terms of the Director Deferred Compensation Plan are substantially the same as the terms of the Executive Deferred Compensation Plan described in that section.

61	U.S. Bancorp 2017 Proxy Statement

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Director Compensation for Fiscal 2016

The following table shows the compensation of the individuals who served as members of our Board of Directors during any part of fiscal year 2016.

Name[1]	Fees Earned or Paid in Cash ($)		Stock Awards ($)[2]	All Other Compensation ($)		Total ($)
Douglas M. Baker, Jr.	117,500		140,007	—		257,507

Warner L. Baxter	100,500		151,668	—		252,168

Marc N. Casper	100,500		139,980			240,480

Arthur D. Collins, Jr.	140,000	(3)	140,007	1,000	(4)	281,007

Kimberly J. Harris	110,000		140,007	—		250,007

Roland A. Hernandez	130,000		140,007	—		270,007

Doreen Woo Ho	124,500		140,007	—		264,507

Joel W. Johnson[5]	105,000	(3)	140,007	3,000	(4)	248,007

Olivia F. Kirtley	130,000	(3)	140,007	—		270,007

Karen S. Lynch	97,500		151,668	—		249,168

David B. O'Maley	111,500		140,007	3,000	(4)	254,507

O'dell M. Owens, M.D., M.P.H.	109,500		140,007	—		249,507

Craig D. Schnuck	97,500		140,007	—		237,507

Patrick T. Stokes[5]	122,500	(3)	140,007	—		262,507

Scott W. Wine	105,000	(3)	140,007	—		245,007

1.
Richard K. Davis, our Chairman and Chief Executive Officer, is not included in this table because he was an employee of U.S. Bancorp during 2016 and therefore received no compensation for his service as director. The compensation he received as an employee of U.S. Bancorp is shown above in the Summary Compensation Table.
2.
The amounts in this column are calculated based on the fair market value of our common stock on the date the grant was made in accordance with FASB ASC Topic 718. Each director serving at the time received a grant of 3,578 restricted stock units on January 19, 2016 (grant date fair value: $140,007). Mr. Baxter and Ms. Lynch joined the Board in December 2015, and each was granted an additional 298 restricted stock units on January 19, 2016, for their 2015 service (grant date fair value: $11,661). Mr. Casper joined the Board in March 2016, and he was granted 3,289 restricted stock units on April 21, 2016 (grant date fair value: $139,980).

  No non-employee director held any stock options as of December 31, 2016. The directors held restricted stock units as of December 31, 2016, as follows:

Name	Restricted Stock Units	Name	Restricted Stock Units
Mr. Baker	62,853	Ms. Kirtley	70,275

Mr. Baxter	3,950	Ms. Lynch	3,950

Mr. Casper	3,331	Mr. O'Maley	69,225

Mr. Collins	65,503	Dr. Owens	61,497

Ms. Harris	10,895	Mr. Schnuck	76,764

Mr. Hernandez	20,125	Mr. Stokes	64,156

Ms. Woo Ho	20,123	Mr. Wine	8,789

Mr. Johnson	67,694

3.
Messrs. Collins, Johnson, Stokes and Wine and Ms. Kirtley chose to defer their cash fees under the Director Deferred Compensation Plan.
4.
Represents matching contributions under our charitable matching gifts program, which applies to all of our employees and directors.
5.
Messrs. Johnson and Stokes did not stand for re-election at the 2016 annual meeting.

U.S. Bancorp 2017 Proxy Statement	62

Audit Committee Report and Payment of Fees to Auditor

Audit Committee Report and Payment of Fees to Auditor

Audit Committee Report

The consolidated financial statements of U.S. Bancorp for the year ended December 31, 2016, were audited by Ernst & Young LLP, independent auditor for U.S. Bancorp.

As part of its activities, the Audit Committee has:

  1.
  Reviewed and discussed with management the audited financial statements of U.S. Bancorp;
  2.
  Discussed with the independent auditor the matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the U.S. Public Company Accounting Oversight Board ("PCAOB"), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the SEC, PCAOB and NYSE rules;
  3.
  Received the written disclosures and letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence; and
  4.
  Discussed with the independent auditor their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of U.S. Bancorp for the year ended December 31, 2016, be included in U.S. Bancorp's Annual Report on Form 10-K filed with the SEC.

Audit Committee of the Board of Directors of U.S. Bancorp

Roland A. Hernandez, Chair	Karen S. Lynch
Warner L. Baxter	Scott W. Wine

Fees to Independent Auditor

The following aggregate fees were billed to us for professional services by Ernst & Young LLP for fiscal years 2016 and 2015:

($ in millions)	2016	2015
Audit Fees	$11.3	$11.0
Audit-Related Fees	4.7	5.2
Tax Fees	6.0	4.9
All Other Fees	1.4	1.0

Total	$23.4	$22.1

Audit Fees: Audit fees consist of fees billed to us by Ernst & Young LLP for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q, and audits of financial statements of our subsidiaries required by regulation, as well as procedures required by regulators, comfort letters, consents and assistance provided with our regulatory filings.

Audit-Related Fees: Audit-related fees consist of fees billed to us by Ernst & Young LLP for audits of pension and other employee benefit plan financial statements, audits of the financial statements of certain of our subsidiaries and affiliated entities, reviews of internal controls not related to the audit of our consolidated financial statements, and internal control reports for various lines of business to support their customers' business requirements.

Tax Fees: Tax fees consist of fees billed to us by Ernst & Young LLP for tax compliance and review, tax planning and other tax services. The aggregate fees billed for tax compliance and review services, including the preparation of and assistance with federal, state and local income tax returns, sales and use filings, and foreign and other tax compliance, provided to us by Ernst & Young LLP was $4.5 million in 2016 and $4.1 million in 2015. In addition to fees being paid

63	U.S. Bancorp 2017 Proxy Statement

Audit Committee Report and Payment of Fees to Auditor

for tax compliance services, we paid $1.5 million and $0.8 million for tax planning and other tax services provided to us by Ernst & Young LLP during 2016 and 2015, respectively.

All Other Fees: Other fees billed to us by Ernst & Young LLP in 2016 and 2015 primarily related to advisory services for internal control, regulatory reporting and quality assurance programs.

Administration of Engagement of Independent Auditor

The Audit Committee is responsible for appointing, compensating, retaining and overseeing the work of our independent auditor, including approving the services provided by the independent auditor and the associated fees. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent auditor and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent auditor and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditor during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our controller or chief risk officer. These requests are required to include information on the nature of the particular service to be provided, estimated related fees and management's assessment of the impact of the service on the auditor's independence. The Audit Committee has delegated to its chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent auditor.

All of the services provided by our independent auditor in 2016 and 2015, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies after consideration of any impact of these services on the auditor's independence.

U.S. Bancorp 2017 Proxy Statement	64

Proposal 2 — Ratification of Selection of Independent Auditor

Proposal 2 — Ratification of Selection of Independent Auditor

The Audit Committee has selected Ernst & Young LLP as our independent auditor for the 2017 fiscal year. Ernst & Young LLP began serving as our independent auditor for the fiscal year ended December 31, 2003. Our Audit Committee has carefully considered the selection of Ernst & Young LLP as our independent auditor, and has also considered whether there should be regular rotation of the independent external audit firm.

The Audit Committee annually reviews Ernst & Young LLP's independence and performance in connection with the committee's determination of whether to retain Ernst & Young LLP or engage another firm as our independent auditor. In determining whether to reappoint Ernst & Young LLP as U.S. Bancorp's independent auditor, the Audit Committee took into consideration a number of factors, including the qualifications of Ernst & Young LLP, the lead audit partner, and other key personnel; the length of time the firm has been engaged; the quality of the historical and recent performance on the U.S. Bancorp audit; Ernst & Young LLP's capability and expertise in handling the breadth and complexity of our operations; the appropriateness of Ernst & Young LLP's fees on an absolute basis and as compared to peer firms; and the advisability and potential impact of selecting a different independent audit firm.

In accordance with SEC rules and company policies, lead and concurring audit partners are subject to a maximum of five years of service in that capacity. The process for selecting the audit firm's lead engagement partner involves meetings with the candidates for the role by management; review and discussion with the Chair of the Audit Committee, who meets with selected candidates; and further discussion with the full committee.

The members of the Audit Committee believe the continued retention of Ernst & Young LLP to serve as our independent auditor is in the best interests of our company and its shareholders. While we are not required to do so, we are submitting the selection of Ernst & Young LLP to serve as our independent auditor for the 2017 fiscal year for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions, and will have the opportunity to make a statement if they desire to do so.

FOR

  The Board of Directors recommends that you vote "FOR" ratification of the selection of Ernst & Young LLP as the independent auditor of U.S. Bancorp for the 2017 fiscal year.

65	U.S. Bancorp 2017 Proxy Statement

Proposal 3 — Advisory Vote on Executive Compensation

Proposal 3 — Advisory Vote on Executive Compensation

Executive compensation is an important matter to us. We are asking our shareholders to provide advisory approval of the compensation of our executive officers named in the Summary Compensation Table, as we have described it in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement. We have been conducting annual advisory votes on executive compensation since 2009 and expect to conduct the next advisory vote at our 2018 annual meeting of shareholders, pending the outcome of the advisory vote on the frequency of future advisory votes on executive compensation in Proposal 4.

We have designed our executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. Our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders.

Our company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting "FOR" or "AGAINST" the following resolution:

  "RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in this proxy statement."

As discussed in the "Compensation Discussion and Analysis" section earlier in this proxy statement, the Compensation Committee of the Board of Directors believes that the compensation of our NEOs in 2016 was reasonable and appropriate, reflected the performance of our company, and aligned our executives' interests with those of our shareholders to support long-term value creation.

This vote, which is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our NEOs described in this proxy statement. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board values shareholders' opinions and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

FOR

  The Board of Directors recommends that you vote "FOR" approval of the compensation of our named executive officers, as disclosed in this proxy statement.

U.S. Bancorp 2017 Proxy Statement	66

Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

In addition to the advisory approval of our executive compensation program in Proposal 3, we are seeking an advisory vote from you as a shareholder regarding the frequency with which shareholders should have an opportunity to have an advisory vote on our executive compensation program. We are providing you the option of selecting a frequency of every "ONE YEAR," "TWO YEARS" or "THREE YEARS."

Our shareholders were provided with the opportunity to vote on the frequency of advisory votes on our executive compensation program in 2011. At that time, our shareholders opted for an annual vote. Based on the results of the 2011 vote, our Board of Directors adopted a policy to hold an annual advisory vote on our executive compensation program. Since the time of our initial frequency vote, it has become widely accepted practice to hold the advisory vote on executive compensation annually, and we have found that an annual vote facilitates shareholder engagement on executive compensation matters.

We therefore recommend that you select "ONE YEAR" when voting on the frequency of advisory votes on executive compensation. Although this vote, which is required pursuant to Section 14A of the Exchange Act, is non-binding, our Board of Directors values the opinions of our shareholders and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. A frequency vote similar to this one will occur at least once every six years.

ONE YEAR

  The Board of Directors recommends that you select "ONE YEAR" for the frequency of future advisory votes on executive compensation.

Proposal 5 — Shareholder Proposal Regarding Independent Chairman

The Board of Directors recommends that you vote "AGAINST" the shareholder proposal set forth below.

Shareholder Proposal

Gerald R. Armstrong, 621 Seventeenth Street, No. 2000, Denver, Colorado 80293-2001, 303.355.1199, the owner of 7,276 shares of our common stock, has advised us that he plans to introduce the following resolution at the annual meeting. In accordance with rules of the SEC, the text of the proponent's resolution and supporting statement is printed verbatim from his submission.

  That the shareholders of U.S. BANCORP request its Board of Directors to adopt a policy, and amend the by-laws as necessary, to require the Chairman of the Board of Directors be an independent member of the Board of Directors.

  This policy should not be implemented to violate any contractual obligation and should specify: (a) how to select a new "independent" chairman if the current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance is excused if no independent director is available and willing to serve as Chairman.

67	U.S. Bancorp 2017 Proxy Statement

Proposal 5 — Shareholder Proposal Regarding Independent Chairman

The reasons given by the proponent for the resolution are as follows:

  U.S. BANCORP and WELLS FARGO & COMPANY opposed this proposal of the proponent many times in past annual meetings.

  In the fall of 2016 after Wells Fargo & Company admitted its several problems, it abandoned the dual role of one person serving as its Chairman of the Board while being Chief Executive Officer and appointed an "independent" Chairman and "independent" Vice-Chairman of the Board. Obviously, its Board finally realized the seriousness of the issues and the impact of its paying $210,000,000 in fines. More recently, it increased high-end estimates of reasonably possible potential litigation losses to $1,700,000,000.

  This proposal's proponent is a long-term shareholder of U.S. BANCORP and was responsible for its elimination of classified three-year terms for directors and super-majority voting requirements, and gained a policy prohibiting officers and directors from pledging their U.S. BANCORP shares as collateral.

  He is familiar with U.S. BANCORP's problems which originated under an administration where one person served as Chairman and Chief Executive Officer and was accountable only to himself. The shareholders' dividends remain reduced by 34.11%.

  DuPont's failures were placed upon its Board Chair and Chief Executive Officer who was ousted by its board in the same manner that Target Corporation's board ousted its Chairman/Chief Executive Officer a year earlier. Studies have confirmed that underperforming companies lack an independent chairman and companies, worldwide, are routinely separating the positions of chairman and CEO (CEO Succession 2000-2009: A Decade of Convergence and Compression, Booz & Co., Summer, 2010).

  Norges Bank Investment Management has stated in support of a similar proposal:

  "The roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these positions to insure a balance of power and authority on the Board."

  If you agree, please vote "FOR" this proposal.

Board of Directors' Response

The Board should retain the flexibility to determine the most effective leadership structure for U.S. Bancorp.

Our Board believes that a strong, independent Board of Directors is critical to effective oversight of management. Our Board regularly and carefully considers the critical issue of the best independent leadership structure for the Board, and maintains a flexible policy regarding the issue of whether the position of Chairman should be held by an independent director. At least annually, the Board reviews the Board's and company's needs and the leadership attributes of its directors and executives to determine whether our company is best served at that particular time by having the CEO or another director hold the position of Chairman.

The Board has deep knowledge of our strategic goals, the unique opportunities and challenges we face, and the various strengths and capabilities of our directors and U.S. Bancorp's senior management. Thus, rather than taking a "one-size fits all" approach to Board leadership, the Board is best positioned to determine the most effective leadership structure for U.S. Bancorp at any given time.

U.S. Bancorp's shareholders are best served by our current leadership structure.

Richard K. Davis has served as our CEO since December 2006 and as Chairman since December 2007. On the date of the annual meeting, Andrew Cecere, our current President and Chief Operating Officer, who has 31 years of experience with the company, will become CEO and Mr. Davis will continue on the Board as Executive Chairman. Mr. Cecere has been serving as a director, and David B. O'Maley has been serving as the Board's independent Lead Director, since January 2017.

The independent directors believe that Mr. Davis's continued leadership of the Board will constitute a valuable resource to the Board and Mr. Cecere, and will help facilitate a smooth transition of the CEO role. In addition, having the former CEO continue to serve as Executive Chairman and having the incoming CEO serve as a director will create a strong

U.S. Bancorp 2017 Proxy Statement	68

Proposal 5 — Shareholder Proposal Regarding Independent Chairman

bridge between the Board and management during the transition. The Board will also continue to benefit from the independent leadership provided by a strong Lead Director.

U.S. Bancorp's corporate governance practices provide for strong independent leadership and effective independent oversight of our company.

The Board is committed to the highest standards of good governance and has adopted policies and practices to provide for Board independence and effective oversight of management:

  ▶
  In accordance with the Corporate Governance Guidelines, the Board has a strong, independent Lead Director. Whenever the Chairman of the Board is not an independent director, the independent members of the Board elect an independent director to act as Lead Director based on the recommendation of our Governance Committee. The Lead Director is expected to serve in that capacity for three to five years, and has substantial leadership responsibilities. These responsibilities are described above under the caption "Corporate Governance — Board Leadership Structure."

  ▶
  The Lead Director conducts executive sessions of the Board at every regular Board meeting and may call for an executive session of independent directors at any time, and approves all Board meeting agendas and schedules. The Lead Director provides independent oversight of management and meaningful coordination between our Chairman and our independent directors.

  ▶
  Each of the Audit Committee, Compensation and Human Resources Committee, and Governance Committee is composed solely of independent directors. This means the independent directors oversee critical, risk-sensitive matters such as the quality and integrity of our financial statements; the compensation of our executive officers, including the CEO; the nomination of directors; and the evaluation of the Board, its committees, and its members. These committees also meet in executive session on a regular basis.

  ▶
  All Board members have complete access to management and the authority to retain legal, accounting and other outside consultants to advise the Board and the committees as they deem appropriate.

The proposal's suggestion that U.S. Bancorp's dividend rate is attributable to its Board leadership structure is misleading.

In March 2009, the Board prudently reduced U.S. Bancorp's quarterly cash dividend rate to preserve capital in the face of the severe U.S. economic crisis. The proposal incorrectly suggests that this dividend reduction was somehow attributable to the Chairman and CEO positions being held by the same person. Instead, U.S. Bancorp's dividend rate is determined by the Board based on U.S. Bancorp's capital position and the limitations imposed by federal bank regulators. Since March 2009, U.S. Bancorp's quarterly cash dividend rate has been increased by 460%.

AGAINST

  The Board of Directors recommends that you vote "AGAINST" this proposal seeking the adoption of a policy requiring that the Chairman of the Board be an independent director.

69	U.S. Bancorp 2017 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following tables show how many shares of our common stock were beneficially owned as of February 7, 2017, by each current director and director nominee, each of the NEOs, all of our directors and executive officers as a group, and each person who is known by us to beneficially own more than 5% of our voting securities.

Unless otherwise noted, the shareholders listed in the tables have sole voting and investment power with respect to the shares of common stock owned by them. None of the shares beneficially owned by our directors or executive officers are subject to any pledge, in accordance with our company policy prohibiting them from pledging or hedging our common stock.

Name of Beneficial Owner	Outstanding Shares of Common Stock[1]	Options Exercisable Within 60 Days of February 7, 2017	Restricted Stock Units[2]	Deferred Compensation[3]	Total	Percent of Common Stock
Douglas M. Baker, Jr.	1,000	—	66,159	—	67,159	*

Warner L. Baxter	—	—	6,929	—	6,929	*

Marc N. Casper	—	—	6,307	—	6,307	*

Andrew Cecere	413,794	774,230	96,986	—	1,285,010	*

Arthur D. Collins, Jr.	—	—	68,824	27,479	96,303	*

Richard K. Davis	792,807	1,559,253	156,323	73,266	2,581,649	*

Terrance R. Dolan	30,239	68,065	27,232	—	125,536	*

Kimberly J. Harris	—	—	13,913	—	13,913	*

Roland A. Hernandez	—	—	23,194	2,381	25,575	*

Doreen Woo Ho	—	—	23,192	1,895	25,087	*

Olivia F. Kirtley	10,649	—	73,623	24,649	108,921	*

Karen S. Lynch	—	—	6,929	—	6,929	*

David B. O'Maley	253,439	—	72,567	12,096	338,102	*

O'dell M. Owens, M.D., M.P.H.	—	—	64,796	71,869	136,665	*

P.W. (Bill) Parker	193,559	93,404	38,251	—	325,214	*

Kathleen A. Rogers	48,540	16,465	15,513	—	80,518	*

Craig D. Schnuck	—	—	80,148	—	80,148	*

Jeffry H. von Gillern	71,702	88,448	29,954	—	190,104	*

Scott W. Wine	400	—	11,795	8,376	20,571	*

All directors and executive officers as a group (29 persons)	2,196,863	3,220,187	1,043,891	240,046	6,700,987	*

*
Indicates less than 1%.
1.
Common Stock

  Includes the following shares beneficially owned by the indicated director or executive officer:

  ▶
  For Mr. Cecere, includes 341 shares held by Mr. Cecere's wife, as to which Mr. Cecere has no voting or investment power; and 10,901 shares held in the U.S. Bank 401(k) Savings Plan;

  ▶
  For Mr. Davis, includes 195,504 shares held in a trust of which Mr. Davis's wife is trustee and as to which Mr. Davis has no voting or investment power; and 18,742 shares held in the U.S. Bank 401(k) Savings Plan;

U.S. Bancorp 2017 Proxy Statement	70

Security Ownership of Certain Beneficial Owners and Management
  ▶
  For Mr. Dolan, includes 5,515 shares held in the U.S. Bank 401(k) Savings Plan;

  ▶
  For Ms. Rogers, includes 11 shares held in a trust in which Ms. Rogers is trustee; 6,929 shares held in the U.S. Bank 401(k) Savings Plan; and 2,133 shares of restricted stock subject to future vesting conditions;

  ▶
  For Mr. von Gillern, includes 14,120 shares held in the U.S. Bank 401(k) Savings Plan;

  ▶
  For Mr. Wine, includes 400 shares held in trusts of which Mr. Wine is trustee; and

  ▶
  For all directors and executive officers as a group, includes 103,581 shares held in the U.S. Bank 401(k) Savings Plan for the accounts of certain executive officers; and 9,345 shares of restricted stock granted to certain executive officers that are subject to future vesting conditions.
2.
Restricted Stock Units

  Restricted stock units (including performance-based restricted stock units held by our executive officers) are distributable in an equivalent number of shares of our common stock upon settlement. Restricted stock units granted to our officers are settled as they vest, and restricted stock units granted to our directors are immediately vested but do not settle until the director ceases to serve on the Board. The number of restricted stock units that are currently vested, or that vest within 60 days of February 7, 2017, is included in this column.

3.
Deferred Compensation

  Certain of our directors and officers have deferred cash compensation under our deferred compensation plans. Some of these deferred amounts will be paid out in shares of our common stock upon the director's or officer's retirement or other termination of employment or service with U.S. Bancorp. The directors and officers have no voting or investment power as to these shares. The number of shares to which the directors and officers would have been entitled had their employment or service with U.S. Bancorp been terminated as of February 7, 2017, is included in this column.

Name of Beneficial Owner	Shares of Common Stock	Percent of Common Stock
BlackRock, Inc.[1]	109,633,386	6.47%

Warren E. Buffett Berkshire Hathaway Inc.[2]	103,333,840	6.10%

The Vanguard Group[3]	100,621,144	5.94%

1.
BlackRock, Inc.

  Based on Amendment No. 7 to Schedule 13G filed with the SEC on January 27, 2017, by BlackRock, Inc., on behalf of itself and certain of its subsidiaries. BlackRock, Inc. has sole voting power over 94,225,753 shares, sole dispositive power over 109,620,674 shares, and shared voting and dispositive powers over 12,712 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

2.
Warren E. Buffett and Berkshire Hathaway Inc.

  Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 16, 2016, by Warren E. Buffett, Berkshire Hathaway Inc., a holding company which Mr. Buffett may be deemed to control, and other members of the filing group of which none beneficially owns more than 5% of the outstanding shares of U.S. Bancorp common stock. Mr. Buffett has sole voting and dispositive powers over 884,230 shares, and shared voting and dispositive powers over 102,449,610 shares. Berkshire Hathaway Inc. has sole voting and dispositive powers over no shares, and shared voting and dispositive powers over 102,449,610 shares. The address for each of Mr. Buffett and Berkshire Hathaway is 3555 Farnam Street, Omaha, NE 68131.

3.
The Vanguard Group

  Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 10, 2017, by The Vanguard Group, on behalf of itself and certain of its subsidiaries. The Vanguard Group has sole voting power over 2,560,053 shares, shared voting power over 340,935 shares, sole dispositive power over 97,747,781 shares and shared dispositive power over 2,873,363 shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of The Vanguard Group, beneficially own 2,072,867 and 1,287,682 shares, respectively. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

71	U.S. Bancorp 2017 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

Questions and Answers About the Annual Meeting and Voting

Why did I receive the proxy materials?

We have furnished the proxy materials to you over the Internet or mailed you a printed copy of these materials because the Board of Directors of U.S. Bancorp is soliciting your proxy to vote your shares of our common stock at the annual meeting of shareholders to be held on April 18, 2017, or at any adjournments or postponements of the meeting.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your "proxy vote." Andrew Cecere, our incoming CEO, and Laura F. Bednarski, our Corporate Secretary, have been designated as the proxies to cast the votes of our shareholders at our 2017 annual meeting of shareholders.

How can I access the proxy materials and vote my shares?

The instructions for accessing the proxy materials and voting can be found in the information you received either by mail or e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail. We encourage you to vote by Internet.

▶
If you are a shareholder who received a notice by mail regarding the Internet availability of the proxy materials: You may access the proxy materials and voting instructions over the Internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.
▶
If you are a shareholder who received an e-mail directing you to the proxy materials: You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to access these materials and vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.
▶
If you are a shareholder who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of annual meeting of shareholders and described in this proxy statement. Management will also report on our 2016 performance and, once the business of the annual meeting is concluded, respond to questions from shareholders.

Why did I receive a notice regarding the Internet availability of proxy materials instead of a printed copy of the proxy materials?

In accordance with rules adopted by the SEC, we are furnishing our proxy materials to our shareholders primarily over the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we reduce costs and lessen the environmental impact of our proxy solicitation. On or about March 7, 2017, we mailed a notice of Internet availability of the proxy materials to most of our shareholders who had not previously requested printed materials. The notice contains instructions about how to access our proxy materials and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you would like to receive a paper copy of our proxy materials, please follow the instructions on the notice.

We provided some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice. If you received paper copies of the notice or proxy materials, we encourage you to

U.S. Bancorp 2017 Proxy Statement	72

Questions and Answers About the Annual Meeting and Voting

sign up to receive all of your future proxy materials electronically, as described under "How can I receive my proxy materials by e-mail in the future?" below.

Who is entitled to vote at the meeting?

The Board has set February 21, 2017, as the record date for the annual meeting. If you were a shareholder of record at the close of business on February 21, 2017, you are entitled to vote at the meeting. As of the record date, 1,693,223,546 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 1,693,223,546 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least one-third of the voting power of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

  ▶
  you have properly submitted a proxy vote by Internet, telephone or mail, even if you abstain from voting on one or more matters;

  ▶
  you are present and vote in person at the meeting; or

  ▶
  you hold your shares in street name (as discussed below) and you provide voting instructions to your broker, bank, trust or other nominee or you do not provide voting instructions but your broker, bank, trust or other nominee uses its discretionary authority to vote your shares on the ratification of the selection of our independent auditor.

What is the difference between a shareholder of record and a "street name" holder?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by it.

How do I vote if my shares are held in the U.S. Bank 401(k) Savings Plan?

If you hold any shares in the U.S. Bank 401(k) Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the plan trustee. Your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the U.S. Bank 401(k) Savings Plan, you may submit a proxy vote as described above, but you may not vote your 401(k) Savings Plan shares in person at the meeting.

What if I am a shareholder of record and do not specify how I want my shares voted?

If you submit your proxy by Internet or submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the recommendations of the Board. Our telephone voting procedures do not permit you to submit your proxy vote by telephone without specifying how you want your shares voted.

73	U.S. Bancorp 2017 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

What if I hold my shares in street name and do not provide voting instructions?

If you hold your shares in street name and do not provide voting instructions, your broker, bank, trust or other nominee has discretionary authority to vote your shares on the ratification of the selection of Ernst & Young LLP as our independent auditor. However, in the absence of your specific instructions as to how to vote, your broker, bank, trust or other nominee does not have discretionary authority to vote on any other proposal. Such a situation results in a "broker non-vote," which does not have an effect on the outcome of the proposal. It is important, therefore, that you provide instructions to your broker, bank, trust or other nominee so that your vote with respect to the other proposals is counted.

What vote is the voting standard and what is the effect of abstentions?

You may vote "FOR," "AGAINST" or "ABSTAIN" for each nominee for the Board of Directors (Proposal 1), the ratification of the selection of independent auditor (Proposal 2), the advisory vote on executive compensation (Proposal 3), and the shareholder proposal regarding an independent chairman (Proposal 5). You may vote "ONE YEAR," "TWO YEARS," "THREE YEARS" or "ABSTAIN" for the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4).

The following table summarizes the voting standard applicable to each proposal and the effect of an "ABSTAIN" vote in each instance.

Proposal	Voting Standard	Effect of "ABSTAIN" Vote
Election of directors	The nominee is elected if the number of votes cast "FOR" him or her exceeds the number of votes cast "AGAINST" him or her	No effect

Advisory vote on the frequency of future advisory votes on executive compensation	The option of "ONE YEAR," "TWO YEARS" or "THREE YEARS" that receives the most votes is approved	No effect

All other proposals	The proposal is approved if "FOR" votes are cast by the majority of shares present and entitled to vote	Same effect as "AGAINST" vote

What does it mean if I receive more than one notice of Internet availability of proxy materials, proxy card, voting instruction form, or e-mail with instructions on how to access the proxy materials?

If you receive more than one notice of Internet availability of proxy materials, set of paper proxy materials, or e-mail with instructions on how to access the proxy materials, it means that you hold shares in more than one account. To ensure that all of your shares are voted, vote separately for each notice of Internet availability of proxy materials, proxy card, voting instruction form, and e-mail you receive.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by:

  ▶
  voting again over the Internet or by telephone by no later than 11:59 p.m., Eastern time, on April 17, 2017, or by submitting a proxy card with a later date and returning it so that it is received by April 17, 2017; or

  ▶
  submitting written notice of revocation to our Corporate Secretary at the address shown on page 77 of this proxy statement so that it is received by April 17, 2017.

Attending the meeting will not revoke your proxy unless you specifically request to revoke it or submit a ballot at the meeting. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should write to Investor Relations, U.S. Bancorp, 800 Nicollet Mall, Minneapolis, MN 55402 or call 866.775.9668.

U.S. Bancorp 2017 Proxy Statement	74

Questions and Answers About the Annual Meeting and Voting

If you hold your shares in street name, contact your broker, bank, trust or other nominee regarding how to revoke your proxy and change your vote. If you are a participant in the U.S. Bank 401(k) Savings Plan, you may revoke your proxy and change your vote as described above, but only until 11:59 p.m., Eastern time, on April 13, 2017.

Will my vote be kept confidential?

Yes. We have procedures to ensure that all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as follows: to meet legal requirements, to assert claims for or defend claims against our company, to allow authorized individuals to count and certify the results of the shareholder vote if a proxy solicitation in opposition to the Board takes place, or to respond to shareholders who have written comments on proxy cards or who have requested disclosure. We also have the voting tabulations performed by an independent third party.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc., our tabulation agent, will tabulate the votes and act as independent inspectors of election.

How do I attend the meeting?

You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

▶
your identity by reviewing a valid form of photo identification, such as a driver's license; and
▶
that you were, or are validly acting for, a shareholder of record on the record date by:
    –
    verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;
    –
    reviewing other evidence of your stock ownership, such as the notice of Internet availability that was mailed to you or your most recent brokerage or bank statement, if you hold your shares in street name; or
    –
    reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder of record or you must have a brokerage or bank statement for that shareholder as described above.

Please let us know if you plan to attend the meeting by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on your proxy card.

At the entrance to the meeting, we will verify that your name appears in our stock records, or will inspect your brokerage or bank statement as your proof of ownership or any written proxy you present as the representative of a shareholder. We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the requirements described above. The admission of persons who are guests of shareholders is subject to the discretion of management. Anyone needing special assistance should call Investor Relations at 866.775.9668. Please allow ample time for the admission procedures described above.

If you are not able to attend the meeting, you will still be able to access an audio replay of the management presentation given at the meeting from our website. You can find instructions on how to access the replay and the presentation materials on our website at www.usbank.com by clicking on "About U.S. Bank" and then "Webcasts & Presentations."

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained Alliance Advisors, LLC, to assist in the solicitation of proxies for the annual meeting for a fee of $15,000, plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone, facsimile, e-mail or in person. They will not receive any additional compensation for these activities.

75	U.S. Bancorp 2017 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

Does the company "household" annual meeting materials?

The SEC rules allow a single copy of the notice of Internet availability of proxy materials or proxy statement and annual report to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as "householding." Although we do not household for our registered shareholders, we understand that some brokers, banks, trusts and other nominees household U.S. Bancorp notices of Internet availability of proxy materials or proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank, trust or other nominee that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our notice of Internet availability of proxy materials or proxy statement or annual report, or if you are receiving multiple copies of any of these documents and wish to receive only one, please notify your broker, bank, trust or other nominee. We will deliver promptly upon written or oral request a separate copy of our notice of Internet availability of proxy materials, proxy statement and/or our annual report to a shareholder at a shared address to which a single copy was delivered. For copies of any of these documents, shareholders should write to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402, or call 866.775.9668.

How can I receive my proxy materials by e-mail in the future?

Instead of receiving future paper copies of the notice of Internet availability of proxy materials or our proxy materials by mail, you can elect to receive an e-mail with links to these documents, your control number and instructions for voting over the Internet. Opting to receive your proxy materials by e-mail will save the cost of producing and mailing documents to you and will also help conserve environmental resources. Your e-mail address will be kept separate from any other company operations and will be used for no other purpose.

If we mailed you a notice of Internet availability of proxy materials or a printed copy of our proxy statement and annual report and you would like to sign up to receive these materials by e-mail in the future, you can choose this option by:

  ▶
  following the instructions provided on your proxy card or voting instruction form if you received a paper copy of the proxy materials;

  ▶
  following the instructions provided when you vote over the Internet; or

  ▶
  going to http://enroll.icsdelivery.com/usb and following the instructions provided.

You may revoke this request at any time by following the instructions at http://enroll.icsdelivery.com/usb. Your election is permanent unless you revoke it later.

U.S. Bancorp 2017 Proxy Statement	76

Other Matters

Other Matters

Annual Report to Shareholders and Form 10-K

If you received a paper copy of the proxy materials, our 2016 Annual Report to Shareholders, including financial statements for the year ended December 31, 2016, accompanies this proxy statement. The 2016 Annual Report to Shareholders is also available on our website at www.usbank.com by clicking on "About U.S. Bank" and then "Annual Report." Copies of our 2016 Annual Report on Form 10-K, which is on file with the SEC, are available to any shareholder who submits a request in writing to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, controller and directors to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. Our executive officers, controller and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to 2016 and written representations from our executive officers, controller and directors, we believe that all Section 16(a) filing requirements applicable to those persons during 2016 were satisfied.

Contacting U.S. Bancorp's Board of Directors

Shareholders or any other interested party may communicate with our Board of Directors by sending a letter addressed to our Board of Directors, non-employee directors, Chairman, Lead Director or specified individual directors to:

  The Office of the Corporate Secretary
  U.S. Bancorp
  BC-MN-H21O
  800 Nicollet Mall
  Minneapolis, MN 55402

Any such letters will be delivered to the Lead Director, or to a specified director if so addressed. Letters relating to accounting matters will also be delivered to our chief risk officer for handling in accordance with the Audit Committee's policy on investigation of complaints relating to accounting matters.

Deadlines for Submitting Proposals and Nominating Directors for the 2018 Annual Meeting

Submitting a Shareholder Proposal for Inclusion in Our Proxy Statement

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2018 annual meeting of shareholders, we must receive the written proposal at our principal executive offices at U.S. Bancorp, BC-MN-H21O, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Corporate Secretary, on or before November 7, 2017. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Nominating a Director for Inclusion in Our Proxy Statement (Proxy Access Nominees)

A shareholder or group of up to 20 shareholders that has held at least 3% of our company's stock for at least three years is able to nominate directors to fill up to 20% of the Board seats (but at least two directors) for inclusion in our proxy statement if the shareholder(s) and nominee(s) satisfy the requirements specified in our bylaws and notice is received between 150 and 120 days before the anniversary of the date the proxy statement for the prior year's annual meeting was released to shareholders.

In order for a nominee to be considered for inclusion in our proxy statement for the 2018 annual meeting of shareholders, we must receive written notice of the nomination at our principal executive offices at U.S. Bancorp, BC-MN-H21O, 800 Nicollet Mall, Minneapolis, Minnesota, Attention: Corporate Secretary, no earlier than October 8,

77	U.S. Bancorp 2017 Proxy Statement

Other Matters

2017, and no later than November 7, 2017. The notice must contain the specific information required by our bylaws. You can find a copy of our bylaws on our website at www.usbank.com by clicking on "About U.S. Bank" and then "Corporate Governance" and then "Restated Bylaws."

Other Shareholder Proposals and Director Nominations (Advance Notice Provisions)

Our bylaws provide that a shareholder may nominate from the floor a director for election at the annual meeting if proper written notice is received by the Corporate Secretary of U.S. Bancorp at our principal executive offices in Minneapolis, Minnesota, at least 120 days in advance of the anniversary of the prior year's annual meeting. A shareholder may present from the floor a proposal other than a director nomination if proper written notice is received by the Corporate Secretary at least 120 days in advance of the anniversary of the date the proxy statement for the prior year's annual meeting was released to shareholders.

For the 2018 annual meeting of shareholders, notices of director nominations and shareholder proposals to be made from the floor must be received on or before December 19, 2017, and November 7, 2017, respectively. The notice must contain the specific information required by our bylaws. You can find a copy of our bylaws on our website at www.usbank.com by clicking on "About U.S. Bank" and then "Corporate Governance" and then "Restated Bylaws."

Shareholder proposals and director nominations for which notice is received by us after November 7, 2017, and December 19, 2017, respectively, may not be presented in any manner at the 2018 annual meeting.

Other Matters for Consideration

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies above under the heading "Questions and Answers About the Annual Meeting and Voting — What is a proxy?" will vote as they deem in the best interests of U.S. Bancorp.

Laura F. Bednarski
 Corporate Secretary

Dated: March 7, 2017

U.S. Bancorp 2017 Proxy Statement	78

Non-GAAP Financial Measures

Non-GAAP Financial Measures

Return on Tangible Common Equity

Return on tangible common equity (ROTCE) is calculated by dividing net earnings applicable to common shareholders by tangible common shareholders' equity. We believe that ROTCE is a meaningful way for holders of U.S. Bancorp common stock to assess the company's use of equity.

The calculation of U.S. Bancorp's ROTCE for 2007 through 2016 follows:

Years ended December 31 (Dollars in Millions)	2016	2015	2014	2013	2012	2011	2010	2009	2008	2007
Net income applicable to U.S. Bancorp common shareholders	$5,589	$5,608	$5,583	$5,552	$5,383	$4,721	$3,332	$1,803	$2,819	$4,258
Intangibles amortization (net-of-tax)	116	113	129	145	178	194	239	252	231	244

Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (a)	5,705	5,721	5,712	5,697	5,561	4,915	3,571	2,055	3,050	4,502
Average total equity	47,988	45,502	43,524	41,287	38,736	33,116	28,799	27,021	23,324	21,709
Less: Average preferred stock	5,501	4,836	4,756	4,804	4,381	2,414	1,742	4,445	2,246	1,000
Less: Average noncontrolling interests	649	689	687	1,370	1,125	916	750	714	754	712
Less: Average intangible assets, other than mortgage servicing rights	10,142	10,134	10,160	10,084	10,046	10,227	10,530	10,169	9,381	9,302

Average U.S. Bancorp common shareholders' equity, excluding intangible assets (b)	31,696	29,843	27,921	25,029	23,184	19,559	15,777	11,693	10,943	10,695
Return on tangible common equity (a)/(b)	18.0%	19.2%	20.5%	22.8%	24.0%	25.1%	22.6%	17.6%	27.9%	42.1%

Efficiency Ratio

We use net interest income on a taxable-equivalent basis to calculate our efficiency ratio. We believe that this presentation is the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources.

The calculation of U.S. Bancorp's efficiency ratio for 2016, using net interest income on a taxable-equivalent basis, follows:

Net interest income	$11,528
Taxable-equivalent adjustment[1]	203
Noninterest income	9,577
Less: Securities gains (losses), net	22

Total net revenue, excluding net securities gains (losses) (c)	21,286
Noninterest expense (d)	11,676
Efficiency ratio (d)/(c)	54.9%

1.
Utilizes a tax rate of 35 percent for those assets and liabilities whose income or expense is not included for federal income tax purposes.

79	U.S. Bancorp 2017 Proxy Statement

ANNUAL MEETING LOCATION

Hilton Nashville Downtown
Ballroom
121 Fourth Avenue South
Nashville, TN 37201

Community Possible

At U.S. Bank, we invest our time, resources and passion to build and support vibrant communities that allow every person to work toward their possible. We do this through our commitment to economic development, financial literacy, the environment and sustainability, diversity and inclusion, and employee volunteerism and service.

Community Possible is our corporate giving and engagement platform focused on the areas of Work, Home and Play. We believe the building blocks of all thriving communities where all things are possible include: stable employment opportunities, a home to call your own, and a community connected through culture, recreation and play. Through Community Possible, our corporate citizenship efforts and our business, we invest our time, resources and passion in economic development by supporting efforts to create stable jobs, better homes and vibrant communities.

Fostering change in a community starts by creating one small change that grows and makes an even greater impact. That's why U.S. Bank proudly invests in neighborhood organizations, volunteers with nonprofit companies and supports economic development in communities like yours. Because we believe the efforts we make today will echo to create even greater change tomorrow... so that everyone will have a chance to live in a place surrounded by possible.

We are excited to make our communities even stronger through our Community Possible platform – one investment at a time.

Work

At U.S. Bank, we know that a strong small business environment and an educated workforce ensure the prosperity of our communities. Through our grant-making program, we make that possible. We support programs and organizations that help small businesses thrive, provide pathways to higher education, and help people succeed in the workforce and gain greater financial literacy.

Home

The case for a stable, healthy home environment is clear: children and families are better positioned to thrive and succeed in a home that is safe and permanent. In response, our giving supports efforts that connect individuals and families with sustainable housing opportunities.

Play

Play brings joy. It is beneficial for problem solving, creativity and relationships. And play is just as necessary for adults as it is for kids. But in low- and moderate-income communities, there are often limited spaces for play and limited access to arts and cultural activities. We invest in community programming that supports access to the arts, arts education and learning through play for children and adults in low- and moderate-income communities.

/usbank | usbank.com/community

usbancorp

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 17, 2017; or April 13, 2017, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 17, 2017; or April 13, 2017, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you call and then follow the instructions. U.S. BANCORP INVESTOR RELATIONS 800 NICOLLET MALL BC-MN-H23K MINNEAPOLIS, MN 55402-7014 VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided, or return it to U.S. Bancorp, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by April 18, 2017. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E17380-P86008-Z69312 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. U.S. BANCORP The Board of Directors recommends a vote "FOR" each of the following nominees: For Against Abstain 1 - Election of Directors: 1a. Douglas M. Baker, Jr. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! The Board of Directors recommends a vote "FOR" the following proposals: 2 - The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2017 fiscal year. 3 - An advisory vote to approve the compensation of our executives disclosed in the proxy statement. For Against Abstain 1b. Warner L. Baxter ! ! ! ! ! ! 1c. Marc N. Casper 1d. Andrew Cecere 1e. Arthur D. Collins, Jr. The Board of Directors recommends a vote of "ONE YEAR" on the following proposal: 4 - An advisory vote on the frequency of future advisory votes on executive compensation. 1 Year 2 Years 3 Years Abstain 1f. Richard K. Davis ! ! ! ! 1g. Kimberly J. Harris 1h. Roland A. Hernandez The Board of Directors recommends a vote "AGAINST" the following proposal: For Against Abstain 1i. Doreen Woo Ho ! ! ! 5 - SHAREHOLDER PROPOSAL: A shareholder proposal seeking the adoption of a policy requiring that the Chairman of the Board be an independent director. 1j. Olivia F. Kirtley 1k. Karen S. Lynch 1l. David B. O’Maley For address changes and/or comments, please check this box and write them on the back where indicated. ! 1m. O’dell M. Owens, M.D., M.P.H. Yes ! No ! 1n. Craig D. Schnuck Please indicate if you plan to attend this meeting. Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. 1o. Scott W. Wine Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 18, 2017: Our Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. FOLD AND DETACH HERE E17381-P86008-Z69312 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS April 18, 2017 The undersigned, having received the Notice of Annual Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Andrew Cecere and Laura F. Bednarski, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the U.S. Bancorp 2017 Annual Meeting of Shareholders and authorize(s) each to vote in his or her discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof. If this signed proxy card contains no specific voting instructions, these shares will be voted "FOR" all nominees for director, "FOR" Proposals 2 and 3, "ONE YEAR" on Proposal 4, "AGAINST" Proposal 5, and in the discretion of the named proxies on all other matters. IF YOU DO NOT VOTE BY INTERNET OR PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) V.1.1 Address Changes/Comments: